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                                                                   EXHIBIT 10.34
================================================================================


                                CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 27, 2001,


                                      AMONG


                      FLORISTS' TRANSWORLD DELIVERY, INC.,


                THE GUARANTORS FROM TIME TO TIME PARTIES HERETO,


                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,


                         U.S. BANK NATIONAL ASSOCIATION,
                              as Syndication Agent


                                       AND


                         HARRIS TRUST AND SAVINGS BANK,
                             as Administrative Agent

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                                TABLE OF CONTENTS

SECTION                                  DESCRIPTION                        PAGE

SECTION 1.          THE CREDIT FACILITIES......................................1

     Section 1.1.   Revolving Credit Commitments...............................1
     Section 1.2.   Letters of Credit..........................................1
     Section 1.3.   Applicable Interest Rates..................................4
     Section 1.4.   Minimum Borrowing Amounts; Maximum Eurodollar Loans........6
     Section 1.5.   Manner of Borrowing Loans and Designating Applicable
                         Interest Rates........................................6
     Section 1.6.   Swing Loans................................................8
     Section 1.7.   Interest Periods..........................................10
     Section 1.8.   Maturity of Loans.........................................10
     Section 1.9.   Prepayments...............................................10
     Section 1.10.  Default Rate..............................................12
     Section 1.11.  The Notes.................................................12
     Section 1.12.  Funding Indemnity.........................................13
     Section 1.13.  Commitment Terminations...................................13
     Section 1.14.  Substitution of Lenders...................................16
     Section 1.15.  Additional Lenders........................................16

SECTION 2.          FEES......................................................17

     Section 2.1.   Fees......................................................17

SECTION 3.          PLACE AND APPLICATION OF PAYMENTS.........................18

     Section 3.1.   Place and Application of Payments.........................18

SECTION 4.          THE COLLATERAL AND GUARANTIES.............................19

     Section 4.1.   Collateral................................................19
     Section 4.2.   Liens on Real Property....................................19
     Section 4.3.   Guaranties................................................20
     Section 4.4.   Further Assurances........................................20

SECTION 5.          DEFINITIONS; INTERPRETATION...............................20

     Section 5.1.   Definitions...............................................20
     Section 5.2.   Interpretation............................................35
     Section 5.3.   Change in Accounting Principles...........................35

SECTION 6.          REPRESENTATIONS AND WARRANTIES............................36

     Section 6.1.   Organization and Qualification............................36
     Section 6.2.   Subsidiaries..............................................36
     Section 6.3.   Authority and Validity of Obligations.....................36

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
     Section 6.4.   Use of Proceeds; Margin Stock.............................37
     Section 6.5.   Financial Reports.........................................37
     Section 6.6.   No Material Adverse Change................................38
     Section 6.7.   Full Disclosure...........................................38
     Section 6.8.   Trademarks, Franchises, and Licenses......................38
     Section 6.9.   Governmental Authority and Licensing......................38
     Section 6.10.  Good Title................................................38
     Section 6.11.  Litigation and Other Controversies........................38
     Section 6.12.  Taxes.....................................................39
     Section 6.13.  Approvals.................................................39
     Section 6.14.  Affiliate Transactions....................................39
     Section 6.15.  Investment Company; Public Utility Holding Company........39
     Section 6.16.  ERISA.....................................................39
     Section 6.17.  Compliance with Laws......................................40
     Section 6.18.  Other Agreements..........................................41
     Section 6.19.  Solvency..................................................41
     Section 6.20.  No Default................................................41

SECTION 7.          CONDITIONS PRECEDENT......................................41

     Section 7.1.   All Credit Events.........................................41
     Section 7.2.   Initial Credit Event......................................42

SECTION 8.          COVENANTS.................................................44

     Section 8.1.   Maintenance of Business...................................44
     Section 8.2.   Maintenance of Properties.................................44
     Section 8.3.   Taxes and Assessments.....................................45
     Section 8.4.   Insurance.................................................45
     Section 8.5.   Financial Reports.........................................45
     Section 8.6.   Inspection................................................48
     Section 8.7.   Borrowings and Guaranties.................................48
     Section 8.8.   Liens.....................................................49
     Section 8.9.   Investments, Acquisitions, Loans and Advances.............51
     Section 8.10.  Mergers, Consolidations and Sales.........................52
     Section 8.11.  Maintenance of Subsidiaries...............................53
     Section 8.12.  Dividends and Certain Other Restricted Payments...........53
     Section 8.13.  ERISA.....................................................55
     Section 8.14.  Compliance with Laws......................................55
     Section 8.15.  Burdensome Contracts With Affiliates......................56
     Section 8.16.  No Changes in Fiscal Year.................................56
     Section 8.17.  Formation of Subsidiaries.................................56
     Section 8.18.  Change in the Nature of Business..........................56
     Section 8.19.  Use of Loan Proceeds......................................57
     Section 8.20.  Limitations on Subsidiary Distributions and Certain Other
                         Restrictions.........................................57
     Section 8.21.  Subordinated Debt.........................................57

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
     Section 8.22.  Total Funded Debt/EBITDA Ratio............................57
     Section 8.23.  Net Worth.................................................57
     Section 8.24.  Fixed Charge Coverage Ratio...............................58
     Section 8.25.  Interest Rate Protection..................................58
     Section 8.26.  Ownership and Status of FTD.COM...........................58

SECTION 9.          EVENTS OF DEFAULT AND REMEDIES............................58

     Section 9.1.   Events of Default.........................................58
     Section 9.2.   Non-Bankruptcy Defaults...................................60
     Section 9.3.   Bankruptcy Defaults.......................................61
     Section 9.4.   Collateral for Undrawn Letters of Credit..................61
     Section 9.5.   Notice of Default.........................................62
     Section 9.6.   Expenses..................................................62

SECTION 10.         CHANGE IN CIRCUMSTANCES...................................62

     Section 10.1.  Change of Law.............................................62
     Section 10.2.  Unavailability of Deposits or Inability to Ascertain, or
                         Inadequacy of, LIBOR.................................62
     Section 10.3.  Increased Cost and Reduced Return.........................63
     Section 10.4.  Lending Offices...........................................64
     Section 10.5.  Discretion of Lender as to Manner of Funding..............64

SECTION 11.         THE ADMINISTRATIVE AGENT..................................64

     Section 11.1.  Appointment and Authorization of Administrative Agent.....64
     Section 11.2.  Administrative Agent and its Affiliates...................65
     Section 11.3.  Action by Administrative Agent............................65
     Section 11.4.  Consultation with Experts.................................65
     Section 11.5.  Liability of Administrative Agent; Credit Decision........65
     Section 11.6.  Indemnity.................................................66
     Section 11.7.  Resignation of Administrative Agent and Successor
                         Administrative Agent.................................66
     Section 11.8.  L/C Issuer................................................67
     Section 11.9.  Hedging Agreements........................................67
     Section 11.10. Designation of Additional Agents..........................67

SECTION 12.         THE GUARANTY..............................................68

     Section 12.1.  The Guaranty..............................................68
     Section 12.2.  Guarantee Unconditional...................................68
     Section 12.3.  Discharge Only Upon Payment in Full; Reinstatement in
                         Certain Circumstances................................69
     Section 12.4.  Subrogation...............................................69
     Section 12.5.  Waivers...................................................70
     Section 12.6.  Limit on Recovery.........................................70
     Section 12.7.  Stay of Acceleration......................................70

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
SECTION 13.         MISCELLANEOUS.............................................70

     Section 13.1.  Withholding Taxes.........................................70
     Section 13.2.  No Waiver, Cumulative Remedies............................71
     Section 13.3.  Non-Business Days.........................................71
     Section 13.4.  Documentary Taxes.........................................72
     Section 13.5.  Survival of Representations...............................72
     Section 13.6.  Survival of Indemnities...................................72
     Section 13.7.  Sharing of Set-Off........................................72
     Section 13.8.  Notices...................................................72
     Section 13.9.  Counterparts..............................................73
     Section 13.10. Successors and Assigns....................................73
     Section 13.11. Participants..............................................73
     Section 13.12. Assignments...............................................74
     Section 13.13. Amendments................................................76
     Section 13.14. Headings..................................................76
     Section 13.15. Costs and Expenses; Indemnification.......................76
     Section 13.16. Set-off...................................................77
     Section 13.17. Entire Agreement..........................................78
     Section 13.18. Governing Law.............................................78
     Section 13.19. Severability of Provisions................................78
     Section 13.20. Excess Interest...........................................78
     Section 13.21. Construction..............................................79
     Section 13.22. Lender's Obligations Several..............................79
     Section 13.23. Submission to Jurisdiction; Waiver of Jury Trial..........79

Signature Page................................................................80

EXHIBIT A                  -     Notice of Payment Request
EXHIBIT B                  -     Notice of Borrowing
EXHIBIT C                  -     Notice of Continuation/Conversion
EXHIBIT D-1                -     Revolving Note
EXHIBIT D-2                -     Swing Line Note
EXHIBIT E                  -     Compliance Certificate
EXHIBIT F                  -     Assignment and Acceptance
EXHIBIT G                  -     Additional Guarantor Supplement
SCHEDULE 1                 -     Commitments
SCHEDULE 1.2               -     Existing Letters of Credit
SCHEDULE 6.2               -     Subsidiaries
SCHEDULE 8.7               -     Permitted Existing Indebtedness
SCHEDULE 8.8               -     Permitted Existing Liens
SCHEDULE 8.9               -     Permitted Existing Investments

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                                CREDIT AGREEMENT

         This Credit Agreement (this "Agreement") is entered into as of September 27, 2001, by and among Florists' Transworld Delivery, Inc., a Michigan corporation (the "Borrower"), IOS Brands Corporation, a Delaware corporation (the "Parent"), and each of the Subsidiaries from time to time becoming a party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and Harris Trust and Savings Bank, as Administrative Agent as provided herein. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 5.1 hereof.

                              PRELIMINARY STATEMENT

         The Borrower has requested, and the Lenders have agreed to extend, certain credit facilities to the Borrower, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           THE CREDIT FACILITIES.

         Section 1.1. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower from time to time on a revolving basis up to the amount of such Lender's Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Revolver Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

         Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the L/C Issuer shall issue standby and commercial letters of credit (each a "Letter of Credit") for the Borrower's account in an aggregate undrawn face amount up to the amount of the L/C Sublimit, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate principal amount of Revolving Loans and Swing Loans then outstanding. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender's Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Revolver Percentage of the L/C Obligations then outstanding. The Letters of Credit shall include, without limitation, the letters of credit shown on Schedule 1.2 hereto issued by the Lenders indicated on such Schedule (the "Existing Letters of Credit"), which, on and after the Closing Date, shall be deemed Letters of Credit issued hereunder for the purposes of this Agreement and shall without further action by the Borrower or the issuer of the Existing Letters of Credit, be regarded as Obligations secured by the Collateral and otherwise be treated by the parties hereto identically in every respect to Letters of Credit issued on or after the date of this Agreement.

         (b) Applications. At any time before the Termination Date, the L/C Issuer shall, at the request of the Borrower and with notice to the Administrative Agent, issue one or more Letters of Credit in U.S. Dollars, in a form satisfactory to the L/C Issuer and otherwise in compliance with the provisions of this Agreement, with expiration dates no later than the earlier of
(i) twelve (12) months from the date of issuance (or which are cancelable not later than twelve (12) months from the date of issuance and each renewal) and
(ii) the date which is thirty (30) days prior to the Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.9 hereof, before the occurrence of a Default or an Event of Default, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Administrative Agent, at the request or with the consent of the Required Lenders, has given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 hereof and the other terms of this Section 1.2.

         (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that such reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:30 a.m. (Chicago time) on the date when such drawing is paid or, if notice of such drawing is given to the Borrower after 11:30 a.m. (Chicago time) on the date when such

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drawing is paid, by the end of such day, in immediately available funds at the
Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds), provided that the provisions of this Section 1.2(c) shall not affect any right or action of the Borrower against the L/C Issuer for any gross negligence or willful misconduct in making payment under any Letter of Credit. If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

         (d) The Participating Interests. Each Lender (other than the Lender then acting as L/C Issuer in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a "Participating Lender"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender's Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date 2 Business Days after payment by such Participating Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Revolver Percentage as a Lender hereunder.

         The several obligations of the Participating Lenders to the L/C Issuer under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Lender, and each payment by a Participating Lender under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Indemnification. The Participating Lenders shall, to the extent of their respective Revolver Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the L/C Issuer's gross negligence or willful misconduct) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this Section 1.2(e) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

         Section 1.3.    Applicable Interest Rates.

         (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise). The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

         "Base Rate" means for any day the greater of: (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent's best or lowest rate) and
(ii) the sum of (x) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1%.

         (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

         "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

         Adjusted LIBOR   =                    LIBOR
                               ---------------------------------
                               1 - Eurodollar Reserve Percentage

         "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans for any Interest Period, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lender to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "LIBOR" means, for any Interest Period for a Borrowing of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

         (c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

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         Section 1.4.    Minimum Borrowing Amounts; Maximum Eurodollar Loans.
Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $100,000. Each Borrowing of Eurodollar Loans advanced, continued or converted under a Credit shall be in an amount equal to $2,000,000 or such greater amount which is an integral multiple of $100,000. Without the Administrative Agent's consent, there shall not be more than 10 Borrowings of Eurodollar Loans outstanding under a Credit at any one time outstanding.

         Section 1.5. Manner of Borrowing Loans and Designating Applicable Interest Rates.

         (a) Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time): (i) at least 3 Business Days before the date on which the Borrower requests the Lenders to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Lenders to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing of Base Rate Loans. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to
Section 1.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), which notices shall be substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Administrative Agent. Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Eurodollar Loans must be given by no later than 10:00 a.m. (Chicago time) at least 3 Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice given by any person the Administrative Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.

         (b) Notice to the Lenders. The Administrative Agent shall give telephonic or telecopy notice to each Lender of any notice from the Borrower received pursuant to Section 1.5(a) above and, if such notice requests the Lenders to make Eurodollar Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.

         (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 1.5(a) that the Borrower intends to convert such Borrowing, subject to Section 7.1 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.9(a). If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.5(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.1 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied, and such Borrowing is not prepaid in accordance with Section 1.9(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans. In the event the Borrower fails to give notice pursuant to Section 1.5(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 1:00 p.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Revolving Credit (or, at the option of the Administrative Agent, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

         (d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent's principal office in Chicago, Illinois (or by wire transfer of funds pursuant to the Borrower's written instructions to the Administrative Agent).

         (e) Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such

Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date 2 Business Days after payment by such Lender is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under
Section 1.12 hereof so that the Borrower will have no liability under such Section with respect to such payment. Nothing set forth in this Section 1.5(e) shall relieve any Lender of its obligation to make payment of the proceeds of a Loan in accordance with the terms of this Agreement.

         Section 1.6.    Swing Loans.

         (a) Generally. Subject to all of the terms and conditions hereof, the Administrative Agent agrees to make loans to the Borrower under the Swing Line (individually a "Swing Loan" and collectively the "Swing Loans") which shall not in the aggregate at any time outstanding exceed the lesser of (i) $5,000,000 (as the same may be reduced pursuant hereto, the "Swing Line Commitment") or (ii) the difference between the Revolving Credit Commitments in effect at such time and the aggregate amount of all Revolving Loans and L/C Obligations outstanding at the time of computation. The Swing Line Commitment shall be available to the Borrower and may be availed of by the Borrower from time to time and Borrowings thereunder may be repaid and used again during the period ending on the Termination Date; provided that each Swing Loan must be repaid on the last day of the Interest Period applicable thereto. Each Swing Loan shall be in a minimum amount of $100,000 or such greater amount which is an integral multiple of $50,000.

         (b) Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) if accepted by the Borrower pursuant to Section 1.6(c) below, the Administrative Agent's Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable on the last day of each Interest Period applicable thereto.

         (c) Requests for Swing Loans. The Borrower shall give the Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) in the case of a Swing Loan to bear interest at the Administrative Agent's Quoted Rate and 2:00 p.m. (Chicago time) in the case of any other Swing Loan in each case on the date upon which the Borrower requests that such Swing Loan be made, of the amount and date of such Swing Loan and the Interest Period requested therefor. Within thirty (30) minutes after receiving such notice, the Administrative Agent shall in its discretion quote an interest rate to the Borrower at which the Administrative Agent would be willing to make such Swing Loan available to the Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as "Administrative Agent's Quoted Rate"). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance, and if the Borrower does not so immediately accept the Administrative Agent's Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Administrative Agent's Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the Revolving Credit to the Base Rate as from time to time in effect. Subject to all of the terms and conditions hereof, the proceeds of such Swing Loan shall be made available to the Borrower on the date so requested at the Administrative Agent's principal office in Chicago, Illinois (or by wire transfer of funds pursuant to the Borrower's written instructions to the Administrative Agent). Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of the Administrative Agent to make Swing Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Administrative Agent shall not be obligated to make more than one Swing Loan during any one day.

         (d) Refunding Loans. In its sole and absolute discretion, the Administrative Agent may at any time, on behalf of the Borrower (which hereby irrevocably authorizes the Administrative Agent to act on its behalf for such purpose) and with notice to the Borrower, request each Lender to make a Revolving Loan in the form of a Base Rate Loan in an amount equal to such Lender's Revolver Percentage of the amount of the Swing Loans outstanding on the date such notice is given. Unless any of the conditions of Section 7.1 are not fulfilled on such date, each Lender shall make the proceeds of its requested Revolving Loan available to the Administrative Agent, in immediately available funds, at the Administrative Agent's principal office in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Borrowing of Revolving Loans shall be immediately applied to repay the outstanding Swing Loans.

         (e) Participations. If any Lender refuses or otherwise fails to make a Revolving Loan when requested by the Administrative Agent pursuant to Section 1.6(d) above (because the conditions in Section 7.1 are not satisfied or otherwise), such Lender shall, by the time and in the manner such Revolving Loan was to have been funded to the Administrative Agent, purchase from the Administrative Agent an undivided participating interest in the outstanding Swing Loans in an amount equal to its Revolver Percentage of the aggregate principal amount of Swing Loans that were to have been repaid with such Revolving Loans. Each Lender that so purchases a participation in a Swing Loan shall thereafter be entitled to receive its Revolver Percentage of each payment of principal received on the Swing Loan and of interest received thereon accruing from the date such Lender funded to the Administrative Agent its participation in such Loan. The several obligations of the Lenders under this
Section 1.6(e) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Borrower, any other Lender or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Lender, and each payment made by a Lender under this Section 1.6(e) shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 1.7. Interest Periods. As provided in Section 1.5(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurodollar Loans or to advance a Borrowing of Swing Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter (commencing September 30, 2001, and on the last day of each December, March, June, and September thereafter) in which such Borrowing is advanced, continued or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter) and (b) in the case of a Eurodollar Loan, the date that is one, two, three or six months thereafter and (c) in the case of Swing Loans, on the date one (1) to five (5) days thereafter as mutually agreed by the Administrative Agent and the Borrower; provided, however, that:

                   (a) any Interest Period for a Borrowing of Revolving Loans or Swing Loans consisting of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

                   (b) no Interest Period with respect to any portion of the Revolving Loans or Swing Loans shall extend beyond the Termination Date;

                   (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                   (d) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 1.8.    Maturity of Loans.

         (a) Revolving Loans. Each Revolving Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the Termination Date.

         (b) Swing Loans. Each Swing Loan, both for principal and interest, shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

         Section 1.9.    Prepayments.

         (a) Optional. The Borrower shall have the privilege of prepaying without premium or penalty (except as set forth in Section 1.12 below) and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to
Section 1.4 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon 3 Business Days prior notice by the Borrower to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered by the Borrower to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date fixed for prepayment plus any amounts due the Lenders under Section 1.12 hereof. Swing Loans bearing interest at Administrative Agent's Quoted Rate may only be voluntarily paid on the last day of the Interest Period then applicable to such Loans. The Administrative Agent will promptly advise each Lender of any such prepayment notice it receives from the Borrower. Any amount of Revolving Loans or Swing Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         (b) Mandatory. (i) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.13 hereof, whether as a result of a receipt of Net Cash Proceeds or otherwise, prepay the Revolving Loans and Swing Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans and of L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

         (ii) Unless the Borrower otherwise directs, (x) prepayments of Loans under this Section 1.9(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire and (y) prepayments of Swing Loans under this Section 1.9(b) shall be applied to such Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.9(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Eurodollar Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 1.12 hereof. Each prepayment of the Swing Line and Revolving Credit under this Section 1.9(b) shall first be applied to the Swing Loans until payment in full thereof, with any remaining balance applied to the Revolving Loans until payment in full thereof, and with any remaining balance held by the Administrative Agent as collateral security for the Obligations owing with respect to the Letters of Credit. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

         (c) The Administrative Agent will promptly advise each Lender of any notice of prepayment it receives from the Borrower. Any amount of Revolving Loans or Swing Loans paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         Section 1.10. Default Rate. Notwithstanding anything to the contrary contained in Section 1.3 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans owing by it at a rate per annum equal to:

                   (a) for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed); and

                   (b) for any Eurodollar Loan or any Swing Loan bearing interest at the Administrative Agent's Quoted Rate, the sum of 2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto (computed on the basis of a year of 360 days for the actual number of days elapsed) and, thereafter, at a rate per annum equal to the sum of 2% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed);

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Lenders.

         Section 1.11. The Notes. (a) The Revolving Loans made to the Borrower by a Lender shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit D-1 hereto. Each such promissory note is hereinafter referred to as a "Revolving Note" and collectively such promissory notes are referred to as the "Revolving Notes".

         (b) The Swing Loans made to the Borrower by the Administrative Agent shall be evidenced by a single promissory note of the Borrower issued to the Administrative Agent in the form of Exhibit D-2 hereto. Such promissory note is hereinafter referred to as the "Swing Line Note".

         (c) Each Lender shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Lender or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Lender and upon such Lender tendering to the Borrower the appropriate Note to be replaced, the Borrower shall furnish a new Note to such Lender to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 1.12. Funding Indemnity. If any Lender shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender) as a result of:

                   (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of its Interest Period,

                   (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Fixed Rate Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.5(a),

                   (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

                   (d) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive if reasonably determined.

         Section 1.13.   Commitment Terminations.

         (a) Optional Revolving Credit Terminations. The Borrower shall have the right at any time and from time to time, upon 5 Business Days' prior written notice to the Administrative Agent, to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 or any multiple of $1,000,000 in excess thereof and (ii) allocated ratably among the Lenders in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans, Swing Loans and of L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below $15,000,000 shall reduce the L/C Sublimit to a like amount. Any termination of the Revolving Credit Commitments below $5,000,000 shall reduce the Swing Line Commitment to like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments.

         (b) Mandatory Revolving Credit Terminations. (i) If, after the Closing Date, the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $10,000,000 on a cumulative basis during the term of this Agreement, then (x) the Borrower shall promptly notify the Administrative Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) on the Business Day of receipt by the Borrower or such Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, the Revolving Credit Commitments shall ratably terminate by an amount equal to 100% of the amount of such Net Cash Proceeds in excess of such minimum amount set forth above, provided that, in no event shall the Revolving Credit Commitments be reduced to an amount less than $55,000,000 in the aggregate, provided further, that in the case of each Disposition and Event of Loss, if the Borrower states in its notice of such event that the Borrower or the applicable Subsidiary intends to reinvest, within 120 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss, the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then so long as no Default or Event of Default then exists, such reduction of the Revolving Credit Commitments shall not occur under this
Section in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets within such 120-day period. Promptly after the end of such 120-day period, the Borrower shall notify the Administrative Agent whether the Borrower or such Subsidiary has reinvested such Net Cash Proceeds in such similar assets, and to the extent such Net Cash Proceeds have not been so reinvested, such reduction of the Revolving Credit Commitments in the amount of such Net Cash Proceeds not so reinvested shall occur, provided that in no event shall the Revolving Credit Commitments be reduced to an amount less than $55,000,000 in the aggregate. The amount of any prepayment resulting from such reduction shall first be applied to the Swing Loans until paid in full and then the Revolving Credit Loans until payment in full thereof with any remaining balance to be held by the Administrative Agent as collateral security for the L/C Obligations.

         (ii) If, after the Closing Date, the Borrower or any Subsidiary shall issue new equity securities (whether common or preferred stock or otherwise), other than equity securities issued in connection with the exercise of employee stock options and capital stock issued in connection with the sale of an Acquired Business in connection with a Permitted Acquisition, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. No later than one Business Day after receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Revolving Credit Commitments shall ratably terminate by an aggregate amount equal to 50% of the amount of such Net Cash Proceeds with any prepayment resulting from such reduction first to be applied to the Swing Loans until paid in full and then the Revolving Credit Loans until payment in full thereof with any remaining balance to be held by the Administrative Agent as collateral security for the L/C Obligations, provided that in no event shall the Revolving Credit Commitments be reduced to an amount less than $55,000,000 in the aggregate. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of any other terms of this Agreement.

         (iii) If, after the Closing Date, the Borrower or any Subsidiary shall issue any Indebtedness for Borrowed Money, other than Indebtedness for Borrowed Money permitted by Section 8.7 hereof, the Borrower shall promptly notify the Administrative Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. No later than one Business Day after receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Revolving Credit Commitments shall ratably terminate by an aggregate amount equal to 100% of the amount of such Net Cash Proceeds with any prepayment resulting therefrom first to be applied to the Swing Loans until paid in full and then the Revolving Credit Loans until payment in full thereof with any remaining balance to be held by the Administrative Agent as collateral security for the L/C Obligations, provided that in no event shall the Revolving Credit Commitments be reduced to an amount less than $55,000,000 in the aggregate. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Lenders for any breach of Section 8.7 hereof or any other terms of this Agreement.

         (iv) The Revolving Credit Commitments shall terminate in part at such times and in such amounts as are set forth on Schedule 1 hereto.

         (c) Mandatory Termination Upon a Change of Control. After the occurrence of a Change of Control, the Required Lenders may, by written notice to the Borrower at any time on or before the date occurring 90 days after the date the Borrower notifies the Lenders of such Change of Control, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date of such notice). On the date the Commitments are so terminated, all outstanding Obligations (including, without limitation, all principal of and accrued interest on the Notes) shall forthwith be due and payable without further demand, presentment, protest or notice of any kind and the Borrower shall immediately pay to the Lenders the full amount then available for drawing under each Letter of Credit, such amount to be held in the Collateral Account (the Borrower agreeing to immediately make such payment on the date the Commitments are so terminated and acknowledging and agreeing that the Lenders would not have an adequate remedy at law for the failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit).

         (d) Any reduction of the Revolving Credit Commitments pursuant to clauses (b)(i), (ii) or (iii) of this Section 1.13 will automatically reduce the amount of the next scheduled reduction in the Revolving Credit Commitments pursuant to clause (b)(iv) of this Section 1.13 hereof by an amount equal to the lesser of (x) the amount of such reduction pursuant to clause (b)(i), (ii) or
(iii), or (y) the full amount of such next scheduled reduction in the Revolving Credit Commitments pursuant to said clause (b)(iv); to the extent the amounts in subclause (x) above exceed the amounts in subclause (y) above, such excess shall be carried forward and applied to reduce, in direct order, subsequent scheduled reductions in the Revolving Credit Commitments.

         (e) Any termination of the Commitments pursuant to this Section 1.13 may not be reinstated.

         Section 1.14. Substitution of Lenders. Upon the receipt by the Borrower of (a) a claim from any Lender for compensation under Section 10.3 or
13.1 hereof, or (b) notice by any Lender to the Borrower of any illegality pursuant to Section 10.1 hereof, or (c) in the event that any Lender is in default in any material respect with respect to its obligations under the Loan Documents (any such Lender referred to in clause (a), (b) or (c) above being hereinafter referred to as an "Affected Lender"), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Lender to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a bank or other institutional lender specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, to such assignment, (iii) the Borrower shall have paid to the Affected Lender all monies (together with, except in the case of clause (c), above, amounts due such Affected Lender under Section 1.12 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal, interest and fees accrued and owing to it hereunder, and (iv) the assignment is entered into in accordance with the other requirements of Section 13.12 hereof.

         Section 1.15. Additional Lender. The Borrower may request that the aggregate Revolving Credit Commitments be increased by $5,000,000 to a total of $85,000,000 by offering such increase to one bank or other financial institution not already party hereto (such bank or other financial institution being hereinafter referred to as the "Additional Lender") selected by the Borrower and acceptable to the Administrative Agent. Such increase in the Revolving Credit Commitments shall be subject to the satisfaction of the following conditions:
(a) the Administrative Agent shall have received an acknowledgement agreement providing for such increase in form and substance satisfactory to it executed by the Borrower, the Administrative Agent, and the Additional Lender; and (b) the Administrative Agent shall have received a Revolving Note duly executed by the Borrower in favor of the Additional Lender. Upon the satisfaction of such conditions, effective as of the date set forth above in such acknowledgement agreement, the Additional Lender shall thereafter be a "Lender" party to this Agreement and shall be entitled to all rights, benefits and privileges afforded a Lender hereunder and subject to the obligations of a Lender hereunder to the extent of its Revolving Credit Commitment and Schedule 1 shall be deemed amended reflecting the increase in the aggregate Revolving Credit Commitments caused by the inclusion of the Revolving Credit Commitment of the Additional Lender. Concurrently with the effectiveness of such increase, the Additional Lender shall fund its Revolver Percentage of the outstanding Revolving Loans and overdue Reimbursement Obligations, if any, to the Administrative Agent so that after giving effect thereto each Lender, including the Additional Lender, holds a pro rata share (in accordance with its Revolver Percentage) of the outstanding Revolving Loans and L/C Obligations and the Borrower shall pay to each Lender all amounts due under Section 1.12 hereof as a result of any prepayment of any outstanding Eurodollar Loans.

         SECTION 2.      FEES.

         Section 2.1.    Fees.

         (a) Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing on September 30, 2001) and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

         (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 1.2 hereof, the Borrower shall pay to the L/C Issuer for its own account an issuance fee equal to 0.125% per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September and December, commencing on September 30, 2001, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to (i) the Applicable Margin for Eurodollar Loans (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of standby Letters of Credit outstanding during such quarter, and
(ii) 50% of the Applicable Margin for Eurodollar Loans (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of commercial Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the L/C Issuer from time to time.

         (c) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in a fee letter dated June 13, 2001, or as otherwise agreed to in writing between them.

         (d) Audit Fees. The Borrower shall pay to the Administrative Agent for its own use and benefit charges for audits of the Collateral performed by the Administrative Agent or its agents or representatives in such amounts as the Administrative Agent may from time to time request (the Administrative Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default and Event of Default, the Borrower shall not be required to pay the Administrative Agent for more than one such audit per calendar year.

SECTION 3.           PLACE AND APPLICATION OF PAYMENTS.

         Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower) for the benefit of the Lender or Lenders entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders after the occurrence and during the continuation of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

                   (a) first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrower has agreed to pay the Administrative Agent under Section 13.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

                   (b) second, to the payment of principal and interest on the Swing Line Note;

                   (c) third, to the payment of principal and interest on the Revolving Notes, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), unpaid fees and other Obligations due under the Loan Documents, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to whom such Obligations are owed, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each; and

                   (d) fourth, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 4.           THE COLLATERAL AND GUARANTIES.

         Section 4.1. Collateral. The Obligations shall be secured by (a) valid, perfected and enforceable Liens on all right, title and interest of the Parent, the Borrower and each Domestic Subsidiary in all capital stock and other equity interests held by such Person in each of the Subsidiaries and in FTD.COM, whether now owned or hereafter formed or acquired, and all proceeds thereof, and
(b) valid, perfected (subject to the proviso appearing at the end of this sentence) and enforceable Liens on all right, title and interest of the Parent, the Borrower and each Domestic Subsidiary in all personal property, including all accounts, instruments (including all promissory notes), documents, chattel paper, general intangibles (including, without limitation, patents, trademarks, tradenames, copyrights, and other intellectual property rights), investment property, inventory, equipment, fixtures, deposit accounts, and real estate, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that: (i) the Lien of the Administrative Agent on Property subject to a Capital Lease or conditional sale agreement or subject to a purchase money lien, in each instance to the extent permitted hereby, shall be subject to the rights of the lessor or lender thereunder, (ii) until a Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on deposit accounts maintained by the Parent, the Borrower and each Domestic Subsidiary need not be perfected provided that the total amount on deposit at any one time not so perfected shall not exceed $1,000,000 in the aggregate,
(iii) Liens on more than 65% of the capital stock and other equity interests held by the Parent or any Domestic Subsidiary in each Foreign Subsidiary, and Liens on any of the capital stock and other equity interests held by any Foreign Subsidiary in any other Foreign Subsidiary, need not be granted or perfected to the extent that such grant or perfection would result in a materially adverse tax consequences to the Parent, and (iv) until a Default or Event of Default has occurred and is continuing and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on vehicles which are subject to a certificate of title law need not be perfected provided that the total value of such property at any one time not so perfected shall not exceed $1,000,000 in the aggregate. The Parent, the Borrower and each Subsidiary acknowledge and agree that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of itself, the Lenders and the L/C Issuer and shall be valid and perfected first priority Liens subject, however, to the proviso appearing at the end of the immediately preceding sentence, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Administrative Agent. To the extent that any Collateral is sold or otherwise disposed of as permitted by Section 8.10 hereof, such Collateral shall be sold or otherwise disposed of free and clear of the Lien created by the Collateral Documents and the obligations of this Agreement and the Administrative Agent shall, at the expense of the Borrower, take such actions as are appropriate and reasonably requested by the Borrower in connection therewith.

         Section 4.2. Liens on Real Property. In the event that the Parent, the Borrower or any other Domestic Subsidiary (other than Renaissance) owns or hereafter acquires any real property, the Borrower shall, or shall cause the Parent or such Domestic Subsidiary to, execute and deliver to the Administrative Agent (or a security trustee therefor) a mortgage or deed of trust acceptable in form and substance to the Administrative Agent for the purpose of granting to the Administrative Agent for the benefit of itself, the Lenders and the L/C Issuer a Lien on such real property to secure the Obligations, shall pay all taxes, costs and expenses incurred by the Administrative Agent in recording such mortgage or deed of trust, and shall supply to the Administrative Agent at the Borrower's cost and expense a survey, environmental report, hazard insurance policy, and a mortgagee's policy of title insurance from a title insurer acceptable to the Administrative Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith.

         Section 4.3. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by the Parent and each direct and indirect Domestic Subsidiary, whether now owned or hereafter created or acquired, pursuant to Section 12 of this Agreement; provided, however, that Renaissance Greeting Cards, Inc., a Maine corporation (hereinafter "Renaissance"), need not guarantee the payment and performance of the Obligations.

         Section 4.4. Further Assurances. The Borrower agrees that it shall, and shall cause the Parent and each of the Domestic Subsidiaries to, from time to time at the request of the Administrative Agent or the Required Lenders, execute and deliver such documents and do such acts and things as the Administrative Agent or the Required Lenders may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Parent, the Borrower or any Subsidiary forms or acquires any other Domestic Subsidiary after the date hereof, the Borrower shall within 30 Business Days of such formation or acquisition cause such newly formed or acquired Domestic Subsidiary to execute an Additional Guarantor Supplement in the form attached hereto as Exhibit G and such Collateral Documents as the Administrative Agent may then require, and the Borrower shall also deliver to the Administrative Agent, or cause such Subsidiary to deliver to the Administrative Agent, at the Borrower's cost and expense, such other instruments, documents, certificates and opinions reasonably required by the Administrative Agent in connection therewith.

SECTION 5.           DEFINITIONS; INTERPRETATION.

         Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

         "Acquired Business" means the entity or assets acquired by the Borrower or a Subsidiary in an Acquisition, whether before or after the date hereof.

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

         "Adjusted LIBOR" is defined in Section 1.3(b) hereof.

         "Additional Lender" is defined in Section 1.15 hereof.

         "Administrative Agent" means Harris Trust and Savings Bank, and any successor pursuant to Section 11.7 hereof.

         "Administrative Agent's Quoted Rate" is defined in Section 1.6(c).

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" is defined in the preamble hereof.

         "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the commitment fees and letter of credit fees payable under
Section 2.1 hereof, from the Closing Date through the first Pricing Date the rate per annum specified below:

               Applicable Margin for Base Rate Loans under the
               Revolving Credit and Reimbursement Obligations:         0.0%

               Applicable Margin for Eurodollar Loans under the
               Revolving Credit:                                      2.00%

               Applicable Margin for commitment fee:                  0.35%

; provided, however, that the Applicable Margin shall be subject to quarterly adjustments on the first Pricing Date, and thereafter from one Pricing Date to the next the Applicable Margin means a rate per annum determined in accordance with the following schedule:

                              APPLICABLE MARGIN FOR BASE
                              RATE LOANS UNDER REVOLVING     APPLICABLE MARGIN FOR
  TOTAL FUNDED DEBT/ EBITDA    CREDIT AND REIMBURSEMENT     EURODOLLAR LOANS UNDER       APPLICABLE MARGIN FOR
 RATIO FOR SUCH PRICING DATE     OBLIGATIONS SHALL BE:    REVOLVING CREDIT SHALL BE:   COMMITMENT FEE SHALL BE:

Less  than or equal to 1.5               0.00%                       1.75%                       0.30%
to 1.0

Greater  than 1.5 to 1.0,                0.00%                       2.00%                       0.35%
but less than or equal to
2.0 to 1.0

Greater than 2.0 to 1.0                  0.25%                       2.25%                       0.45%

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Parent ending on or after September 30, 2001, the date on which the Administrative Agent is in receipt of the Parent's most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total Funded Debt/EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered the financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5 hereof, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Total Funded Debt/EBITDA Ratio shall be deemed to be greater than 2.0 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders absent manifest error.

         "Application" is defined in Section 1.2(b) hereof.

         "Association Agreements" means, collectively, the Trademark License Agreement and the Mutual Support Agreement, each dated December 18, 1994, between the Borrower and FTD Association, an Ohio non-profit corporation.

         "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.2 hereof or on any update of any such list provided by the Borrower to the Administrative Agent, or any further or different officers of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

         "Base Rate" is defined in Section 1.3(a) hereof.

         "Base Rate Loan" means a Loan bearing interest at a rate specified in
Section 1.3(a) hereof.

         "Borrower" is defined in the introductory paragraph of this Agreement.

         "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under a Credit on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under a Credit according to their Percentages of such Credit. A Borrowing is "advanced" on the day Lenders advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.5(a) hereof.

         "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

         "Capital Expenditures" means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period during which, in accordance with GAAP, are or should be included as "additions to property, plant or equipment" or similar fixed asset accounts reflected in the statement of cash flows of such Person, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or (iii) with credits for trade-ins of existing equipment, fixed assets or improvements.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and in effect from time to time.

         "Change of Control" means any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Current Stockholders or any of their Affiliates, at any time of beneficial ownership of a majority of the outstanding capital stock of the Parent on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors of the Parent on the

Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the Closing Date or previously so approved) to constitute a majority of the board of directors of the Parent, and (c) the failure of the Parent to own 100% of the outstanding capital stock of the Borrower on a fully-diluted basis.

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 7.2 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

         "Collateral Account" is defined in Section 9.4 hereof.

         "Collateral Documents" means the Mortgage, the Pledge Agreement, the Security Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations or any part thereof.

         "Commitments" means the Revolving Credit Commitments and the Swing Line Commitment.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Parent, the Borrower or any other Subsidiary, as relevant, are treated as a single employer under Section 414 of the Code.

         "Credit" means any of the Revolving Credit or the Swing Line.

         "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

         "Current Stockholders" means Perry Principals, L.L.C., Bain Capital, Inc. and Fleet Growth Resources, Inc. or any Affiliate of any of such entities.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Designating Lender" is defined in Section 13.12 hereof.

         "Disposition" means the sale, lease, conveyance, or other disposition of Property, other than sales or other dispositions expressly permitted under
Section 8.10(a), (b), (c), (d), (e), (g), (h) or (i) hereof.

         "Disqualified Stock" means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Termination Date.

         "Domestic Subsidiary" means each Subsidiary which is not a Foreign Subsidiary.

         "EBITDA" means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) foreign, federal, state and local income taxes for such period, and (c) depreciation expense related to fixed assets and amortization expense including without limitation with respect to goodwill and other intangible assets for such period, plus or minus, as the case may be, extraordinary non-cash losses or gains, plus, with respect to the fiscal quarter of the Parent ended June 30, 2001, $14,000,000 representing a non-recurring charge relating to the termination of the Association Agreements; provided, however, that EBITDA for the relevant period shall be calculated on a pro forma basis in good faith by the Parent and established to the reasonable satisfaction of the Administrative Agent as if each Permitted Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Parent in good faith and established to the reasonable satisfaction of the Administrative Agent).

         "Eligible Line of Business" means any business which is engaged in as of the date of this Agreement by the Parent, the Borrower or any Subsidiary existing as of the date of this Agreement and any other business activity which the Administrative Agent determines is reasonably related thereto.

         "Environmental Claim" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority, or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Law" means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material, or (e) pollution (including any release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Eurodollar Loan" means a Loan bearing interest at the rate specified in Section 1.3(b) hereof.

         "Eurodollar Reserve Percentage" is defined in Section 1.3(b) hereof.

         "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

         "Event of Loss" means, with respect to any Property: (a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

         "Existing Letters of Credit" is defined in Section 1.2(a) hereof.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate appearing in
Section 1.3(a) hereof.

         "Fixed Charges" means, with reference to any period, the sum of (a) all payments of principal on Indebtedness for Borrowed Money of the Parent and the Subsidiaries paid or required to be paid during such period, plus (b) foreign, federal, state and local income taxes of the Parent and the Subsidiaries paid or required to be paid in cash during such period, plus (c) Interest Expense of the Parent and the Subsidiaries paid or required to be paid in cash during period, plus (d) Restricted Payments of the Parent and the Subsidiaries made in cash during such period, provided that, the amounts of foreign, federal, state and local income taxes set forth in clause (b) of this definition shall, for the first three fiscal quarters following the Closing Date, be annualized by multiplying: (i) the actual amount paid or required to be paid during the quarter ending on September 30, 2001 by 4 for the period ending on September 30, 2001, (ii) the actual amount paid or required to be paid during the two quarters ending on September 30, 2001 and December 31, 2001 by 2 for the period ending on December 31, 2001, and (iii) the actual amount paid or required to be paid during the three quarters ending September 30, 2001, December 31, 2001 and March 31, 2002 by 4/3 for the period ending March 31, 2002, and provided further that the annualized amount of foreign, federal, state and local income taxes paid or required to be paid for each of the three calculation periods described in the immediately preceding proviso shall, in any event, be capped for the purposes of calculating Fixed Charges for each of such calculation periods at 40% of the actual pre-tax income of the Parent and the Subsidiaries for the four fiscal quarters then ending.

         "Fixed Rate Loan" means any Eurodollar Loan and (to the extent bearing interest with reference to the Administrative Agent's Quoted Rate) any Swing Loan.

         "Foreign Subsidiary" means each Subsidiary which (a) is organized under the laws of a jurisdiction other than the United States of America or any state thereof, (b) conducts substantially all of its business outside of the United States of America and (c) has substantially all of its assets outside of the United States of America.

         "FTD.COM" means FTD.COM INC., a Delaware corporation.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Guarantors" is defined in Section 12.1 hereof.

         "Hazardous Material" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as "hazardous" or "toxic" or words of like import pursuant to an Environmental Law.

         "Hazardous Material Activity" means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

         "Hedging Agreements" means the agreements from time to time entered into by the Borrower or any Subsidiary evidencing Hedging Liability or otherwise setting forth the terms and conditions applicable thereto, including without limitation such agreements entered into pursuant to Section 8.25 hereof.

         "Hedging Liability" means the liability of the Borrower or any Subsidiary to any of the Lenders, or any Affiliates of such Lenders, in respect of any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, foreign currency contracts, currency swap contracts, or other similar interest rate or currency hedging arrangements as the Borrower or such Subsidiary, as the case may be, may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates with prior written notice to the Administrative Agent.

         "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness for the deferred purchase price of Property or services, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such Property), (iv) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of Property subject to such mortgage or Lien, (v) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable as lessee, (vi) any liability in respect of banker's acceptances or letters of credit, (vii) any indebtedness, whether or not assumed, secured by Liens on Property acquired by such Person at the time of acquisition thereof, (viii) all obligations under leases which are, in accordance with GAAP, recorded as operating leases on the financial statements of such Person but which are treated as indebtedness under the Code (including without limitation obligations under so-called "synthetic leases") and (ix) all indebtedness referred to in clause (i), (ii), (iii), (iv),
(v), (vi), (vii) or (viii) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which any of them have otherwise assured a creditor against loss, it being understood that the term "Indebtedness for Borrowed Money" shall not include trade payables arising in the ordinary course of business.

         "Intercompany Agreements" means the Intercompany Services Agreement, dated August 19, 1999, between FTD.COM and the Borrower, the Tax Sharing Agreement, dated December 19, 1994 (as heretofore amended, restated, supplemented or otherwise modified from time to time), between the Borrower, FTD.COM and the Parent, the Registration Rights Agreement, dated May 19, 1999, between FTD.COM and the Borrower, the Trademark License Agreement, dated October 1, 1999, between FTD.COM and the Borrower, the Intercompany Indemnification Agreement, dated October 1, 1999, among FTD.COM, the Borrower and the Parent, the Florists Online Hosting Agreement, dated October 1, 1999, between FTD.COM and the Borrower, and the Commission Agreement, dated October 1, 1999, between FTD.COM and the Borrower.

         "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Parent and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Interest Period" is defined in Section 1.7 hereof.

         "L/C Issuer" means Harris Trust and Savings Bank and each other Lender which, at the Borrower's request and with such Lender's and the Administrative Agent's consent, agrees to issue Letters of Credit pursuant to Section 1.2 hereof in such capacity as an issuer of Letters of Credit, and, with respect to a particular Letter of Credit, refers to the Lender which issued such Letter of Credit.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "L/C Sublimit" means $15,000,000, as reduced pursuant to the terms hereof.

         "Legal Requirement" means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.

         "Lenders" means and includes Harris Trust and Savings Bank and the other financial institutions from time to time party to this Agreement, including each assignee Lender pursuant to Section 13.12 hereof.

         "Lending Office" is defined in Section 10.4 hereof.

         "Letter of Credit" is defined in Section 1.2(a) hereof.

         "LIBOR" is defined in Section 1.3(b) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "Loan" means and includes Revolving Loans and Swing Loans, and each of them singly and the term "type" of Loan refers to its status as a Revolving Loan or Swing Loan, or, if a Revolving Loan, its status as a Base Rate Loan or Eurodollar Loan or, if a Swing Loan, its status as a Base Rate Loan or a loan bearing interest equal to the Administrative Agent's Quoted Rate.

         "Loan Documents" means this Agreement, the Notes, the Applications, the Collateral Documents, the Hedging Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "Management Consulting Services Agreement" is defined in Section 8.12 hereof.

         "Material Adverse Effect" means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of the Borrower or of the Borrower, the Parent and the Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower, the Parent or any Subsidiary to perform its material obligations under any Loan Document, or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Borrower, the Parent or any Subsidiary of any Loan Document or the rights and remedies of the Administrative Agent and the Lenders thereunder or (ii) the perfection or priority of any material Lien granted under any Collateral Document.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means that certain Mortgage and Security Agreement with Assignment of Rents dated as of the date of this Agreement between the Borrower and the Administrative Agent relating to the Borrower's real property located in Downers Grove, Illinois, as the same may be amended, modified, supplemented or restated from time to time.

         "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs, fees and expenses relating to such Disposition and (ii) sale, use or other transactional taxes paid or payable by such Person as a direct result of such Disposition; (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs, fees and expenses incurred in connection with the collection of such proceeds, awards or other payments; and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness for Borrowed Money by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other costs, fees and expenses incurred as a direct result thereof.

         "Net Income" means, with reference to any period, the net income (or net loss) of the Parent and the Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary, or has merged into or consolidated with, the Parent, the Borrower or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which the Parent, the Borrower or any Subsidiary has a equity interest in, except to the extent of the amount of dividends or other distributions actually paid to the Parent, the Borrower or any Subsidiary during such period.

         "Net Worth" means, for any Person and at any time the same is to be determined, total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of such Person in accordance with GAAP.

         "Notes" means and includes the Revolving Notes and the Swing Line Note.

         "Obligations" means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, all Hedging Liability, and all other payment obligations of the Parent, the Borrower or any Subsidiary arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "Parent" is defined in the introductory paragraph of this Agreement.

         "Participating Interest" is defined in Section 1.2(d) hereof.

         "Participating Lender" is defined in Section 1.2(d) hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Percentage" means for any Lender its Revolver Percentage.

         "Permitted Acquisition" means (a) any Acquisition consented to in writing by the Required Lenders, or (b) any other Acquisition with respect to which all of the following conditions shall have been satisfied:

                  (i) the Acquired Business is in an Eligible Line of Business and has its primary operations within the United States;

                  (ii)    the Acquisition shall not be a Hostile Acquisition;

                  (iii) the financial statements of the Acquired Business shall have been audited by one of the "Big Five" accounting firms or by another independent accounting firm of national or regional repute or otherwise reasonably satisfactory to the Administrative Agent, or if such financial statements have not been audited by such an accounting firm, (x) such financial statements shall have been approved by the Administrative Agent and (y) the Acquired Business has undergone a successful so-called businessman's review by an accounting firm reasonably satisfactory to the Administrative Agent as part of the Parent's and the Borrower's due diligence on the Acquisition, and the Administrative Agent is satisfied with any other due diligence conducted with respect to the Acquisition;

                  (iv) the Total Consideration for the Acquired Business shall not exceed $10,000,000, and when taken together with the Total Consideration for all Acquired Businesses acquired during the period after the Closing Date, shall not exceed $30,000,000;

                  (v) the Borrower shall have notified the Administrative Agent and Lenders not less than 20 days prior to any such Acquisition and furnished to the Administrative Agent and Lenders at such time reasonable details as to such Acquisition (including sources and uses of funds therefor), and 3-year historical financial information and 3-year pro forma financial forecasts of the Acquired Business on a stand alone basis as well as of the Parent on a consolidated basis after giving effect to the Acquisition (with any projected cost savings in such pro forma financial forecasts being satisfactory to the Administrative Agent) and covenant compliance calculations reasonably satisfactory to the Administrative Agent, and such historical and pro forma financial information shows the Total Funded Debt/EBITDA Ratio (computed on a pro forma basis after giving effect to the Acquisition) to be 0.25 or more below the maximum permitted level pursuant to
         Section 8.22 hereof after giving effect to such Acquisition;

                  (vi) if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Borrower will have complied with the requirements of Sections 4 and 8.17 hereof in connection therewith; and

                   (vii) after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Sections 8.22, 8.23, and 8.24 on a pro forma basis.

         "Permitted Existing Indebtedness" means the indebtedness of the Parent and the Subsidiaries identified as such on Schedule 8.7 to this Agreement.

         "Permitted Existing Investments" means the investments of the Borrower and the Subsidiaries identified as such on Schedule 8.9 to this Agreement.

         "Permitted Existing Liens" means the Liens on the assets of the Parent and the Subsidiaries identified as such on Schedule 8.8 to this Agreement.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Pledge Agreement" means that certain Pledge Agreement dated as of the date of this Agreement among the Borrower, the Parent, the Domestic Subsidiaries and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

         "Premises" means the real property owned or leased by the Borrower or any Subsidiary, including without limitation the real property and improvements thereon owned by the Borrower, or any Subsidiary subject to the Lien of any Collateral Document.

         "Property" means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended and in effect from time to time.

         "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

         "Renaissance" is defined in Section 4.3 hereof.

         "Required Lenders" means, as of the date of determination thereof, Lenders whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 66-2/3% of the sum of the total outstanding Loans, interests in Letters of Credit, and Unused Revolving Credit Commitments of the Lenders.

         "Restricted Payments" is defined in Section 8.12 hereof.

         "Revolver Percentage" means, for each Lender, the percentage of the Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Lender (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

         "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 1.1 and 1.2 hereof.

         "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $80,000,000 on the date hereof.

         "Revolving Loan" is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Revolving Loan hereunder.

         "Revolving Note" is defined in Section 1.11 hereof.

         "S&P" means Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc.

         "SPV" is defined in Section 13.12 hereof.

         "Security Agreement" means that certain Security Agreement dated as of the date of this Agreement among the Borrower, the Parent, the Domestic Subsidiaries and the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time.

         "Subordinated Debt" means Indebtedness for Borrowed Money of the Parent, the Borrower or any Subsidiary owing to any Person on terms and conditions, and in such amounts, acceptable to the Administrative Agent and which is subordinated in right of payment to the prior payment in full of the Obligations pursuant to written subordination provisions approved in writing by the Administrative Agent.

         "subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization.

The term "Subsidiary" means a direct or indirect subsidiary of the Parent or of the Borrower or of any of their direct or indirect Subsidiaries, and the term "Subsidiaries" means all of such entities collectively, including without limitation the Borrower, provided, however, that unless otherwise expressly indicated, the term "Subsidiary" as used herein or in any Loan Document shall NOT include FTD.COM.

         "Swing Line" means the credit facility for making a Swing Loan described in Section 1.6 hereof.

         "Swing Line Note" is defined in Section 1.11 hereof.

         "Swing Line Commitment" is defined in Section 1.6(a) hereof.

         "Swing Loan" is defined in Section 1.6(a) hereof.

         "Termination Date" means December 31, 2004, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to
Section 1.13, 9.2 or 9.3 hereof.

         "Total Consideration" means the total amount (but without duplication) of (a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Borrower or any Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.

         "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Parent and the Subsidiaries at such time, including all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Parent or any of the Subsidiaries or which the Parent or any of the Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Parent or any of the Subsidiaries has otherwise assured a creditor against loss.

         "Total Funded Debt/EBITDA Ratio" means, as of the last day of any fiscal quarter of the Parent, the ratio of Total Funded Debt as of the last day of such fiscal quarter to EBITDA of the Parent and the Subsidiaries for the period of four fiscal quarters then ended.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "Unused Revolving Credit Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations, provided that Swing Loans outstanding from time to time shall be deemed to reduce only the Unused Revolving Credit Commitment of the Administrative Agent for purposes of computing the commitment fee under Section 2.1(a) hereof.

         "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Parent, the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

         Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

         Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Parent, the Borrower and the Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of

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compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

SECTION 6.           REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

         Section 6.1. Organization and Qualification. Each of the Parent and the Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

         Section 6.2. Subsidiaries. Each Subsidiary and FTD.COM is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.
Schedule 6.2 hereto identifies each Subsidiary and FTD.COM, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Parent, the Borrower and the other Subsidiaries and FTD.COM and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding as of the Closing Date. All of the outstanding shares of capital stock and other equity interests of each Subsidiary and FTD.COM are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Parent, the Borrower, another Subsidiary or FTD.COM are owned, beneficially and of record, by the Parent, the Borrower, such Subsidiary or FTD.COM free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

         Section 6.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each of the Parent and the Domestic Subsidiaries has full right and authority to

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enter into the Loan Documents executed by it, to guarantee the Obligations, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents to which the Parent, the Borrower or any other Subsidiary is a party have been duly authorized, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Parent, the Borrower or any other Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a material default under any provision of law or any judgment, injunction, order or decree binding upon the Parent, the Borrower or any other Subsidiary or any provision of the charter, articles or certificate of incorporation or by-laws, articles of association or operating agreement, partnership agreement, or other constituent document of the Parent, the Borrower or any other Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Parent, the Borrower or any other Subsidiary or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Parent, the Borrower or any other Subsidiary other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

         Section 6.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Revolving Credit for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         Section 6.5. Financial Reports. The consolidated balance sheet of the Parent and its subsidiaries and FTD.COM as at June 30, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Parent and its subsidiaries and FTD.COM for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG LLP, independent public accountants, heretofore furnished to the Administrative Agent and the Lenders, fairly present the consolidated financial condition of the Parent and its subsidiaries and FTD.COM as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. The balance sheet of FTD.COM as at June 30, 2001, and the related statements of operations, retained earnings (deficit) and cash flows of FTD.COM for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG LLP, independent public accountants, heretofore furnished to the Administrative Agent and the Lenders, fairly present the financial condition of FTD.COM as at said dates and the results of its operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Parent, the Borrower, any other subsidiary of the Parent nor FTD.COM has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

         Section 6.6. No Material Adverse Change. Since June 30, 2001, there has been no change in the condition (financial or otherwise) or business prospects of the Parent, the Borrower or any other Subsidiary which would have or constitute a Material Adverse Effect.

         Section 6.7. Full Disclosure. The statements and written information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Parent and the Borrower only represent that the same were prepared on the basis of information and estimates the Parent and the Borrower believed to be reasonable.

         Section 6.8. Trademarks, Franchises, and Licenses. The Borrower, and the Subsidiaries own, possess, or have the right to use all material patents, licenses, franchises, trademarks, trade names, copyrights, trade secrets, know how and confidential commercial and proprietary information necessary to conduct their businesses as now conducted, without known conflict with any such patent, license, franchise, trademark, trade name, copyright or other proprietary right of any other Person.

         Section 6.9. Governmental Authority and Licensing. The Borrower, and the Subsidiaries have received all licenses, permits, and approvals of all Federal, state, local, and foreign governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit, or approval is pending or, to the knowledge of the Borrower, threatened.

         Section 6.10. Good Title. The Parent, the Borrower, and the other Subsidiaries and FTD.COM have good and defensible title (or valid leasehold interests) to their material assets as reflected on the most recent consolidated balance sheet of the Parent and the Subsidiaries and FTD.COM furnished to the Administrative Agent and the Lenders (except for sales of assets in the ordinary course of business), subject to no Liens in the case of the Parent, the Borrower and the Subsidiaries and FTD.COM other than such thereof as are permitted by
Section 8.8 hereof.

         Section 6.11. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Parent or the Borrower threatened, against the Parent, the Borrower or any Subsidiary which if adversely determined could reasonably be expected to have a Material Adverse Effect.

         Section 6.12. Taxes. All material tax returns required to be filed by the Parent, the Borrower or any other Subsidiary in any jurisdiction have, in fact, been filed, and all material taxes, assessments, fees and other governmental charges upon the Parent, the Borrower or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Parent and the Borrower have no knowledge of any proposed material additional tax assessment against the Parent, the Borrower or any Subsidiary for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Parent, the Borrower and each Subsidiary have been made for all open years, and for the current fiscal period.

         Section 6.13. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Parent, the Borrower or any Subsidiary, or any other Person, is or will be necessary to the valid execution, delivery or performance by the Parent, the Borrower or any other Subsidiary of any Loan Document, except for such approvals which (a) have been obtained prior to the date of this Agreement and remain in full force and effect or (b) the failure of which to obtain would not have a Material Adverse Effect.

         Section 6.14. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any material contracts or agreements with any of its Affiliates on terms and conditions which, at the time such contracts or agreements were entered into, were less favorable to the Borrower or such Subsidiary than would have been usual and customary in similar contracts or agreements entered into at such time between Persons not affiliated with each other, except for the Intercompany Agreements. The Intercompany Agreements previously furnished to the Administrative Agent and the Lenders represent true and correct copies of all written agreements between the Borrower and FTD.COM as of the Closing Date.

         Section 6.15. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.16. ERISA. The Borrower, each Subsidiary, and each other member of their respective Controlled Group, has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

         Section 6.17. Compliance with Laws. (a) The Parent, the Borrower and the Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Parent, nor the Borrower, nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Without limiting the representations and warranties set forth in
Section 6.17(a) above, except for such matters which could not reasonably be expected to result in a Material Adverse Effect, the Borrower represents and warrants that: (i) the Borrower and the Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Borrower and the Subsidiaries have each obtained all material governmental approvals required for their operations and each of the Premises by any applicable Environmental Law; (iii) the Borrower has no knowledge of any release, threatened release or disposal of any Hazardous Material at, on, or about, any of the Premises in any material quantity and, to the knowledge of the Borrower, none of the Premises are materially adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property; (iv) to the knowledge of the Borrower, none of the Premises contain or have contained any: (1) material amounts of asbestos containing building material in material non-compliance with any Environmental Law, (2) landfills or dumps, (3) hazardous waste treatment, storage or disposal facility as defined pursuant to RCRA or any comparable state law, or (4) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) the Borrower and the Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises except in material compliance with applicable Environmental Laws; (vi) the Borrower has no knowledge of any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) the Borrower and the Subsidiaries have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving the Borrower or any Subsidiary or any of the Premises, and the Borrower has no knowledge of any conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower or any Subsidiary or such Premises; (viii) none of the Premises are subject to any, and the Borrower has no knowledge of any imminent, restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) release, threatened release or disposal of a Hazardous Material; and (ix) the Borrower has no knowledge of any conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons.

         Section 6.18. Other Agreements. Neither the Parent, nor the Borrower, nor any other Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Property, which default if uncured could reasonably be expected to have a Material Adverse Effect.

         Section 6.19. Solvency. The Parent, the Borrower and the Subsidiaries are, individually and on a consolidated basis, solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

         Section 6.20. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7.           CONDITIONS PRECEDENT.

         The obligation of each Lender to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) or of the L/C Issuer to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

         Section 7.1. All Credit Events. At the time of each Credit Event hereunder:

                   (a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct as of said time, except to the extent the same expressly relate to an earlier date;

                   (b) each of the Parent, the Borrower and each Subsidiary shall be in compliance with all of the terms and conditions hereof and of the other Loan Documents to which it is a party, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

                   (c) in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 1.5 hereof, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the L/C Issuer together with fees called for by Section 2.1 hereof; and

                   (d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Administrative Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

         Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section.

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         Section 7.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

                   (a) the Administrative Agent shall have received for each Lender this Agreement duly executed by the Borrower, the Parent, the other Guarantors and the Lenders;

                   (b) the Administrative Agent shall have received for each Lender such Lender's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.11 hereof;

                   (c) the Administrative Agent shall have received the Security Agreement and Pledge Agreement duly executed by the Parent, the Borrower and each Domestic Subsidiary, and the Mortgage duly executed by the Borrower, together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests of each Domestic Subsidiary and 65% of the issued and outstanding shares of capital stock or other equity interests of each Foreign Subsidiary which is owned by the Parent or a Domestic Subsidiary as of the Closing Date, (ii) stock powers for the Collateral described in the foregoing clause (i) executed in blank and undated, and (iii) necessary UCC financing statements to be filed against the Parent, the Borrower and each Domestic Subsidiary, as debtor, in favor of the Administrative Agent, as secured party;

                   (d) the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as mortgagee and loss payee;

                   (e) the Administrative Agent shall have received for each Lender copies of the Parent's, the Borrower's and each Domestic Subsidiary's articles or certificate of incorporation and bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its respective Secretary or Assistant Secretary;

                   (f) the Administrative Agent shall have received for each Lender copies of resolutions of the Parent's, of the Borrower's and of each Domestic Subsidiary's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Parent's, the Borrower's and each Domestic Subsidiary's behalf, all certified in each instance by its respective Secretary or Assistant Secretary;

                   (g) the Administrative Agent shall have received for each Lender copies of the certificates of good standing for the Parent, the Borrower and each Domestic Subsidiary (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization and of each state in which it is qualified to do business as a foreign corporation or organization and where failure to so qualify could reasonably be expected to have a Material Adverse Effect;

                   (h) the Administrative Agent shall have received for each Lender a list of the Borrower's Authorized Representatives;

                   (i) the Administrative Agent shall have received for itself and for the Lenders the initial fees called for by Section 2.1 hereof and such other closing or upfront fees as have been agreed upon between the Administrative Agent and the Borrower;

                   (j) the Administrative Agent shall have received a mortgagee's title insurance policy (or a prepaid binding commitment therefor) in form and substance acceptable to the Administrative Agent from a title insurance company acceptable to the Administrative Agent in the aggregate amount of $11,000,000 insuring the Lien of the Mortgage to be a valid first priority lien subject to no defects or objections which are unacceptable to the Administrative Agent, together with such endorsements as the Administrative Agent may require;

                   (k) the Administrative Agent shall have received a new survey or an update to an existing survey in form and substance acceptable to the Administrative Agent prepared by a licensed surveyor on each parcel of real property subject to the Lien of the Mortgage unless the title insurance policy described in clause (j) of this Section insures over the absence of any such survey;

                   (l) the Administrative Agent shall have received a report of an independent firm of environmental engineers acceptable to the Administrative Agent concerning the environmental hazards and matters with respect to the parcels of real property subject to the Lien of the Mortgage, together with a reliance letter thereon acceptable to the Administrative Agent;

                   (m) the Administrative Agent shall have received a Flood Hazard Determination Form stating whether or not any portion of the real property subject to the Lien of the Mortgage is in a federally designated flood hazard area;

                   (n) each Lender shall have received such evaluations and certifications as it may reasonably require (including a compliance certificate in the form attached hereto as Exhibit E containing compliance calculations of the financial covenants for the period ending June 30, 2001) in order to satisfy itself as to the financial condition of the Parent, the Borrower and the other Subsidiaries, and the lack of material contingent liabilities of the Parent, the Borrower and the other Subsidiaries;

                   (o) the Administrative Agent shall have received financing statement, tax and judgment lien search results against the Property of the Parent, the Borrower and each Domestic Subsidiary evidencing the absence of Liens on its respective Properties except as permitted by
         Section 8.8 hereof;

                   (p) the Administrative Agent shall have received pay-off and lien release letters from secured creditors of the Parent, the Borrower and each Domestic Subsidiary setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of the Parent, the Borrower or any Domestic Subsidiary) and containing an undertaking to cause to be delivered to the Administrative Agent or an authorization to permit the Administrative Agent to prepare and file UCC termination statements and any other lien release instruments necessary to release their Liens on the assets of the Parent, the Borrower and each Domestic Subsidiary, which pay-off and lien release letters shall be in form and substance acceptable to the Administrative Agent;

                   (q) all obligations under the Credit Agreement dated as of November 20, 1997, as amended, among the Borrower, the Parent, the lenders party thereto and Bank One, NA (f/k/a The First National Bank of Chicago), as agent, shall have been or shall be, concurrently with the initial Credit Event, repaid and any commitments of the Lenders thereunder shall have been cancelled;

                   (r) the Administrative Agent shall have received for each Lender the favorable written opinion of counsel to the Parent, the Borrower and each Domestic Subsidiary, in form and substance satisfactory to the Administrative Agent; and

                   (s) the Administrative Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates, and opinions as the Administrative Agent may reasonably request.

SECTION 8.           COVENANTS.

         Each of the Borrower and, where and to the extent specifically indicated, the Parent agrees that, so long as any credit is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:

         Section 8.1. Maintenance of Business. Each of the Parent and the Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) or 8.10(i) hereof. The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, copyrights and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         Section 8.2. Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

         Section 8.3. Taxes and Assessments. Each of the Parent and the Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

         Section 8.4. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain, and cause each Domestic Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents. The Borrower shall, upon the request of the Administrative Agent, furnish to the Administrative Agent and the Lenders a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

         Section 8.5. Financial Reports. Each of the Parent and the Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Administrative Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Parent, the Borrower and each Subsidiary (and, to the extent specifically required herein, FTD.COM) as the Administrative Agent or such Lender may reasonably request; and without any request, shall furnish to the Administrative Agent and the Lenders:

                   (a) as soon as available, and in any event within 50 days
            after the last day of each fiscal quarter of the Parent, a copy of the consolidated balance sheet of the Parent and the Subsidiaries and FTD.COM as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings and cash flows of the Parent and the Subsidiaries and FTD.COM for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified by its chief financial officer or treasurer or another officer of the Parent acceptable to the Administrative Agent;

                   (b) as soon as available, and in any event within 50 days
            after the last day of each fiscal quarter of FTD.COM, a copy of the balance sheet of FTD.COM as of the last day of such fiscal quarter and the statements of operations, retained earnings (deficit) and cash flows of FTD.COM for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in

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            accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or treasurer or another officer of the Parent acceptable to the Administrative Agent;

                   (c) as soon as available, and in any event within 50 days
            after the last day of each fiscal quarter of the Parent, a copy of the consolidated balance sheet of the Parent and the Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings and cash flows of the Parent and the Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Parent in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by its chief financial officer or treasurer or another officer of the Parent acceptable to the Administrative Agent;

                   (d) as soon as available, and in any event within 105 days after the close of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and the Subsidiaries and FTD.COM as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings and cash flows of the Parent and the Subsidiaries and FTD.COM for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of KPMG LLP or another firm of independent public accountants of recognized standing, selected by the Parent and reasonably satisfactory to the Administrative Agent and the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Parent and the Subsidiaries and FTD.COM as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                   (e) as soon as available, and in any event within 105 days after the close of each fiscal year of FTD.COM, a copy of the balance sheet of FTD.COM as of the last day of the fiscal year then ended and the statements of operations, retained earnings (deficit) and cash flows of FTD.COM for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of KPMG LLP or another firm of independent public accountants of recognized standing, selected by the Parent and reasonably satisfactory to the Administrative Agent and the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the financial condition of FTD.COM as of the close of such fiscal year and the results of its operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                   (f) as soon as available, and in any event within 105 days after the close of each fiscal year of the Parent, a copy of the consolidated balance sheet of the Parent and the Subsidiaries as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings and cash flows of the Parent and the Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, prepared by the Parent in accordance with GAAP and certified to by its chief financial officer or treasurer or another officer of the Parent acceptable to the Administrative Agent;

                   (g) within the periods provided in subsection (d) and (e)
            above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

                   (h) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Parent's or any Subsidiary's or FTD.COM's operations and financial affairs given to it by its independent public accountants;

                   (i) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary or FTD.COM to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by the Parent or any Subsidiary or FTD.COM with any securities exchange or the Securities and Exchange Commission or any successor agency;

                   (j) as soon as available, and in any event within 105 days after the end of each fiscal year of the Parent, a copy of the Parent's, the Borrower's and FTD.COM's consolidated business plan for the current fiscal year, such business plan to show the Parent's, the Borrower's and FTD.COM's projected consolidated revenues, expenses and balance sheet on quarter-by-quarter basis, such business plan to be in reasonable detail prepared by the Parent and in form satisfactory to the Administrative Agent and the Required Lenders (which shall include a summary of all assumptions made in preparing such business plan);

                   (k) notice of any Change in Control;

                   (l) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Parent or the Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Parent or

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            any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                   (m) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Parent or the Borrower, written notice of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (c) of this Section 8.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit E signed by the chief financial officer or treasurer of the Parent, or another officer of the Parent acceptable to the Administrative Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Parent or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.22, 8.23, and 8.24 of this Agreement.

         Section 8.6. Inspection. Each of the Parent and the Borrower shall, and shall cause each Subsidiary to, permit the Administrative Agent, each Lender, and each of their duly authorized representatives and agents to visit and inspect any of its Property, corporate books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Parent and the Borrower hereby authorize such accountants to discuss with the Administrative Agent and such Lenders the finances and affairs of the Parent, the Borrower and each Subsidiary) at such reasonable times and intervals as the Administrative Agent or any such Lender may designate upon reasonable prior notice.

         Section 8.7. Borrowings and Guaranties. Neither the Parent nor the Borrower shall, nor shall they permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

                   (a) the Obligations of the Parent, the Borrower and each
            Domestic Subsidiary owing to the Administrative Agent and the Lenders under the Loan Documents;

                   (b) purchase money indebtedness and Capitalized Lease
            Obligations of the Parent and the Subsidiaries in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding;

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                   (c) obligations of the Parent, the Borrower or any Subsidiary arising out of interest rate hedging agreements entered into with financial institutions in the ordinary course of business
            (including, without limitation, Hedging Agreements entered into with the Lenders or their Affiliates);

                   (d) endorsement of items for deposit or collection of
            commercial paper received in the ordinary course of business;

                   (e) indebtedness from time to time owing by the Parent to any
            Subsidiary or by any Subsidiary to the Parent or any other
            Subsidiary;

                   (f) the guarantee of the Obligations by the Guarantors in
            favor of the Administrative Agent and the Lenders pursuant to
            Section 12 hereof;

                   (g) Permitted Existing Indebtedness and any refinancings,
            refundings, renewals or extensions thereof (which do not increase the principal amount thereof);

                   (h) indebtedness with respect to surety, appeal and
            performance bonds obtained by the Parent, the Borrower or any Subsidiary in the ordinary course of business;

                   (i) indebtedness incurred by the Parent, the Borrower or any
            Subsidiary to the seller in any Permitted Acquisition as part of the consideration therefor or assumed in connection therewith; provided that such indebtedness (x) of the Borrower and the Subsidiaries does not exceed $10,000,000 in aggregate principal amount outstanding at any time, and (y) of the Parent, the Borrower or any Subsidiary is unsecured and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

                   (j) unsecured indebtedness of the Parent and the Subsidiaries not otherwise permitted by this Section in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding, provided that none of such indebtedness may be Indebtedness for Borrowed Money of the type described in clause (viii) of the definition of such term in Section 5.1 hereof;

                   (k) indebtedness consisting of advances of the type described in Section 8.9(l); and

                   (l) indebtedness incurred by the Parent which is unsecured and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent.

         Section 8.8. Liens. Neither the Parent nor the Borrower shall, nor shall they permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) Liens arising by statute in connection with worker's
            compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations, governmental charges (including customs duties) or other similar charges (other then Liens arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which the Parent, the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                   (b) mechanics', workmen's, materialmen's, landlords',
            carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

                   (c) judgment liens and judicial attachment liens not
            constituting an Event of Default under Section 9.1(g) hereof and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Parent and the Subsidiaries (including the Borrower) secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding;

                   (d)(i) Liens on property of the Parent, the Borrower or any
            Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(b) hereof, representing, or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover Property of the Parent, the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property, as reduced by repayments of principal thereon, and (ii) Liens existing on any Property at the time of the acquisition thereof by the Parent, the Borrower or any Subsidiary and not created in contemplation of such acquisition;

                   (e) any interest or title of a lessor or sublessor under any operating lease;

                   (f) easements, rights-of-way, restrictions and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Parent, the Borrower or any Subsidiary;

                   (g) the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents;

                   (h) Permitted Existing Liens and Liens securing indebtedness replacing or renewing the indebtedness secured by Permitted Existing Liens, provided that such Liens encumber the same Property encumbered by the original Liens and no other Property and the amount of indebtedness secured thereby does not increase; and

                   (i) leases or subleases on fixed assets or equipment granted to third Persons not interfering in any material respect with the business of the Parent or any Subsidiary.

         Section 8.9. Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any Subsidiary to (and, with respect to restrictions on investments of the type described in clause (j) of this Section
8.9 only, the Parent shall not) directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) investments in direct obligations of the United States of
            America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

                   (b) investments in commercial paper rated at least P-1 by
            Moody's and at least A-1 by S&P maturing within one year of the date of issuance thereof;

                   (c) investments in certificates of deposit issued by any
            Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

                   (d) investments in repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

                   (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;

                   (f) Permitted Acquisitions;

                   (g) Permitted Existing Investments, and any refinancings,
            renewals, replacements, modifications, restatements or extensions thereof, in an amount not greater than the amount thereof on the Closing Date;

                   (h) the Borrower's investments from time to time in the
            Subsidiaries, and investments made from time to time by a Subsidiary in one or more other Subsidiaries;

                   (i) intercompany advances made from time to time between the
            Borrower and one or more Subsidiaries or between Subsidiaries;

                   (j) investments consisting of loans or advances made by the
            Parent and the Subsidiaries to employees of the Parent or the Subsidiaries, including without limitation open-ended loans to cover employees' income taxes on employee-owned stock of the Parent and the Subsidiaries and FTD.COM, in an aggregate amount during any fiscal year of the Parent not in excess of $2,000,000;

                   (k) other investments, loans, and advances in addition to
            those otherwise permitted by this Section in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding, provided that none of such investments, loans or advances pursuant to this clause (k) shall be made to FTD.COM; and

                   (l) intercompany advances consisting of accounts
            receivable/payable owed or owing in the ordinary course of business representing bona fide services rendered by or to FTD.COM.

In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

         Section 8.10. Mergers, Consolidations and Sales. Neither the Parent nor the Borrower shall, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, and neither the Borrower nor any Subsidiary shall sell, transfer, lease or otherwise dispose of all or any part of its Property, including without limitation stock of any Subsidiary or FTD.COM, and including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

                   (a) the sale or lease of inventory in the ordinary course of business;

                   (b) the sale, transfer, lease or other disposition of
            Property of the Borrower and any Subsidiary to one another in the ordinary course of its business;

                   (c) the merger of any Subsidiary (other than the Borrower)
            with and into the Borrower or any Subsidiary provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

                   (d) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

                   (e) the sale, transfer, or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or such Subsidiary, has become uneconomical, obsolete, or worn out, and which is disposed of in the ordinary course of business;

                   (f) the sale, transfer, lease, or other disposition of
            Property of the Borrower or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating for the Borrower and the Subsidiaries not more than $10,000,000 during the term of this Agreement;

                   (g) transfers resulting from casualty or condemnation of
            property or assets;

                   (h) licenses or sublicenses of intellectual property and
            general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the Borrower's or the relevant Subsidiary's business including, without limitation, those trademarks licensed under the terms of a trademark license agreement between the Borrower and FTD.COM;

                   (i) the sale, transfer, lease or other disposition of
            Property of Renaissance;

                   (j) the pledge of Collateral pursuant to the Collateral
            Documents and the incurrence of any Lien permitted under Section 8.8 hereof; and

                   (k) the making of investments permitted under Section 8.9
            hereof.

So long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof, upon the written request of the Borrower, the Administrative Agent shall release its Lien on any Property sold pursuant to the foregoing provisions, and such Property shall be sold or otherwise disposed of free and clear of the Lien created by the Collateral Documents and the obligations under this Agreement (including, without limitation, the guaranty in Section 12 hereof), and the Administrative Agent shall, at the expense of the Borrower, take such actions as are appropriate and reasonably requested by the Borrower in connection therewith.

         Section 8.11. Maintenance of Subsidiaries. Neither the Parent nor the Borrower shall assign, sell or transfer, nor shall they permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock of Subsidiaries granted to the Administrative Agent pursuant to the Collateral Documents, (b) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 8.10(c) or (i) above.

         Section 8.12. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests or (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants or options to purchase any such capital stock or equity interests or (c) directly or indirectly pay management or consulting or similar fees to its

Affiliates (such payments or actions made or taken by any Person, collectively, "Restricted Payments"); provided, however, that the foregoing shall not operate to prevent:

                   (a) the making of dividends or distributions by any
            Wholly-owned Subsidiary to its parent corporation provided that dividends to the Parent shall only be permitted to the extent they comply with the provisions of clause (x) of the proviso at the end of this Section 8.12;

                   (b) management fees in an amount not to exceed $2,000,000 in any one fiscal year pursuant to the Management Consulting Services Agreement dated December 18, 1994 among the Parent, Perry Principals, L.L.C., Bain Capital, Inc. and Fleet Growth Resources, Inc. (the "Management Consulting Services Agreement"), provided, however, that if the Parent or the Borrower is prohibited from paying all or any portion of such management fees in any particular fiscal year, and such prohibition ceases to be applicable for any reason, then the portion of such management fees which was permitted to be paid pursuant to this Agreement but which the Parent or the Borrower was otherwise prohibited from paying may be paid in the immediately following fiscal year, but not thereafter;

                   (c) the reimbursement of Perry Principals, L.L.C., Bain
            Capital, Inc. and Fleet Growth Resources, Inc. or any of their respective successors or assigns for their reasonable out-of-pocket expenses permitted pursuant to the Management Consulting Services Agreement not to exceed $300,000 in any one fiscal year incurred by them in connection with performing management services to the Borrower and the Subsidiaries;

                   (d) additional Restricted Payments which do not exceed, for the period commencing with the Parent's fiscal year ended June 30, 2001, and ending on the last day of the last quarter ending prior to such Restricted Payment, the sum of (i) fifty percent (50.0%) of Net Income for such period (or, if Net Income for such period is a deficit, less 100% of such deficit), and (ii) the aggregate Net Cash Proceeds from the sale or issuance of equity interests (other than Disqualified Stock) of the Borrower for such period, and (iii) the aggregate amount of any monies received by the Borrower by way of dividend or distribution from FTD.COM during such period;

                   (e) the repurchase or redemption of capital stock or options to purchase capital stock of the Parent, the Subsidiaries and FTD.COM held by employees or former employees of the Parent, the Subsidiaries and FTD.COM in an aggregate amount not to exceed (i) in any fiscal year (w) $5,000,000, plus (x) the proceeds received by the Borrower or the Parent from the sale of any management or employee capital stock or other rights during such fiscal year, and
            (ii) during the term of this Agreement, (y) $10,000,000, plus (z) the proceeds received by the Borrower or the Parent from the sale of any management or employee capital stock or other rights during the term of this Agreement; and

                   (f) the repurchase or redemption of capital stock or options to purchase capital stock of the Parent, other than repurchases or redemptions pursuant to the immediately preceding clause (e), in an aggregate amount not in excess of $2,000,000 during the term of this Agreement;

provided, however, that (x) the Borrower may only pay cash dividends of the types described in clauses (b), (c), (e) and (f), above to the Parent so long as the Parent uses such dividends for the purposes described in such clauses and subject to the limits contained therein; and (y) the Restricted Payments described in clauses (b), (c), (d), (e) and (f) above shall not be permitted if either an Event of Default or a Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

         Section 8.13. ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary or any member of the Controlled Group of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary or any member of the Controlled Group with respect to any post-retirement Welfare Plan benefit.

         Section 8.14. Compliance with Laws. (a) Each of the Parent and the Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property.

            (b) Without limiting the agreements set forth in Section 8.14(a) above, the Borrower shall at all times, and shall cause each Subsidiary to at all times, do the following to the extent the failure to do so could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the operation at any of the Premises of any
(1) landfill or dump or (2) hazardous waste treatment, storage, or disposal facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Premises except in the ordinary course of its business and in material compliance with Environmental Law; (vii) within 10 Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with the Borrower or any Subsidiary or any of the Premises: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material release, threatened release or disposal of a Hazardous Material; (4) any material restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) release, threatened release or disposal of a Hazardous Substance or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect;
(viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material release, threatened release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any material restrictions on the use of the Premises imposed by any governmental authority as set forth in a deed or other instrument affecting the Borrower's or any Subsidiary's interest therein; (x) promptly provide or otherwise make available to the Administrative Agent any reasonably requested non-privileged environmental record concerning the Premises which the Borrower or any Subsidiary possesses or can reasonably obtain; and
(xi) perform, satisfy, and implement any material operation or maintenance actions required by any Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law.

         Section 8.15. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which at the time such contract, agreement or arrangement is entered into, are less favorable to the Borrower or such other Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements entered into at such time between Persons not affiliated with each other, provided that notwithstanding the foregoing restriction, the Borrower and FTD.COM will, in any renegotiation of the Commission Agreement dated October 1, 1999 between them, use a methodology for selecting rebate amounts which is consistent with and no more favorable to FTD.COM than that used in such agreement as in effect on the Closing Date.

         Section 8.16. No Changes in Fiscal Year. Neither the Parent nor the Borrower shall, nor shall they permit any Subsidiary to, change its fiscal year from its present basis.

         Section 8.17. Formation of Subsidiaries. Except for existing Subsidiaries designated on Schedule 6.2 hereto and Subsidiaries formed or acquired after the date of this Agreement in connection with a Permitted Acquisition, the Borrower shall not, nor shall it permit any Subsidiary to, form or acquire any other Subsidiaries without the prior written consent of the Required Lenders. In the event any Subsidiary is formed or acquired in connection with a Permitted Acquisition, the Borrower shall give the Administrative Agent and the Lenders prior written notice of any such event and, immediately after giving effect thereto, Schedule 6.2 of this Agreement shall be deemed amended to include reference to such Subsidiary.

         Section 8.18. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower and the Subsidiaries taken as a whole would be changed in any material respect from the general nature of the business engaged in by such entities taken as a whole as of the Closing Date.

         Section 8.19. Use of Loan Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

         Section 8.20. Limitations on Subsidiary Distributions and Certain Other Restrictions. Except as provided herein, neither the Parent nor the Borrower shall, nor shall they permit any Subsidiary to, directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Parent or any Subsidiary to: (a) guarantee the Obligations as required by Sections 4 and 12 hereof; (b) in the case of any Subsidiary (including the Borrower), pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Parent, the Borrower or any other Subsidiary; (c) pay any indebtedness owed to the Parent, the Borrower or any other Subsidiary; (d) make loans or advances to the Parent, the Borrower or any other Subsidiary; or (e) transfer any of its Property to the Parent, the Borrower or any other Subsidiary.

         Section 8.21. Subordinated Debt. Neither the Parent nor the Borrower shall, nor shall they permit any Subsidiary to, amend or modify any of the terms or conditions relating to any Subordinated Debt or make any voluntary prepayment thereof or effect any voluntary redemption thereof or make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.

         Section 8.22. Total Funded Debt/EBITDA Ratio. The Parent shall not permit the Total Funded Debt/EBITDA Ratio as of the last day of any fiscal quarter of the Parent to be greater than:

                                                                                           TOTAL FUNDED
                                                                                      DEBT/EBITDA RATIO SHALL
          FROM AND INCLUDING                       TO AND INCLUDING                     NOT BE GREATER THAN:
            The date hereof                         March 31, 2003                           2.75 to 1.0

             April 1, 2003                    And at all times thereafter                    2.50 to 1.0

         Section 8.23. Net Worth. (a) The Parent shall, at all times, maintain Net Worth of the Parent and the Subsidiaries determined on a consolidated basis in an amount not less than the sum of (a) $24,000,000, plus (b) 50% of Net Income for each fiscal quarter of the Parent ending on and after September 30, 2001, for which such Net Income is a positive amount (i.e., there shall be no reduction to the amount of Net Worth required to be maintained hereunder for any fiscal year in which Net Income is less than zero) plus (c) 100% of the Net Cash Proceeds from the Parent's or any of the Subsidiaries' issuance of new equity securities pursuant to Section 1.13(b)(ii) hereof.

            (b) The Parent shall cause FTD.COM to at all times maintain Net Worth of FTD.COM in an amount not less than $0.00.

         Section 8.24. Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Parent, the Parent shall maintain a ratio of (a) EBITDA less Capital Expenditures for the four fiscal quarters of the Parent and the Subsidiaries then ended to (b) Fixed Charges for the same four fiscal quarters then ended of not less than 1.75 to 1.0.

         Section 8.25. Interest Rate Protection. Not later than 90 days following the Closing Date, the Borrower will hedge its interest rate risk on at least $20,000,000 of the principal amount of the Revolving Loans outstanding through the use of one or more interest rate swaps, interest rate caps, interest rate collars or other recognized interest rate hedging arrangements, with all of the foregoing to effectively limit the amount of interest that the Borrower must pay on notional amounts of not less than such portion of the Revolving Loans to not more than a rate acceptable to the Administrative Agent in its discretion for a period ending no earlier than two calendar years after the Closing Date and to be with the Lenders, their respective Affiliates or with other parties reasonably acceptable to the Administrative Agent.

         Section 8.26. Ownership and Status of FTD.COM. The Borrower shall at all times own not less than 51% of the outstanding capital stock of FTD.COM and FTD.COM shall not be permitted to merge or consolidate with or into any Person.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

         Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

                   (a) default in the payment when due of all or any part of the principal of or, for a period of three Business Days or more, any interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;

                   (b) default in the observance or performance of any covenant set forth in Sections 8.1, 8.7, 8.8, or 8.9 (subject in each case to the provisions of clause (c) immediately following), or in Sections 8.5, 8.10, 8.11, 8.12, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24,
            8.25 or 8.26 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

                   (c) default in the observance or performance of (1) any
            requirement set forth in the second sentence of Section 8.1 hereof which can be cured after a temporary lapse if such lapse does not exceed 30 days and would not reasonably be expected to have a Material Adverse Effect, (2) any violation of Section 8.7 or 8.8 hereof resulting from an involuntary or immaterial incurrence of indebtedness or of a Lien, as the case may be, (3) any violation of any of clauses (a), (b), (c), (d), (e), (g), (h), (i), (k) or (l) of
            Section 8.9
            hereof resulting from an involuntary or immaterial investment, or
            (4) any other provision hereof or of any other Loan Document which, in the case of any of the defaults described in subclauses (1), (2),
            (3) or (4) of this clause (c), is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of the Parent or the Borrower or (ii) written notice thereof is given to the Borrower by the Administrative Agent;

                   (d) any representation or warranty made herein or in any
            other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

                   (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or the Parent, the Borrower any other Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

                   (f) default shall occur under any Indebtedness for Borrowed
            Money issued, assumed or guaranteed by the Parent, the Borrower or any Subsidiary aggregating in excess of $5,000,000, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

                   (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes shall be entered or filed against the Parent, the Borrower or any other Subsidiary, or against any of its Property, in an aggregate amount in excess of $2,500,000 in excess of any applicable insurance coverage (provided the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

                   (h) the Borrower or any Subsidiary, or any member of its
            Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $1,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the

            PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                   (i) the Parent, the Borrower or any other Subsidiary shall
            (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors,
            (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(j) hereof; or

                   (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent, the Borrower or any Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.1(i)(v) shall be instituted against the Parent, the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

         Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (i) or (j) of Section 9.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the
Borrower: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately pay to the Administrative Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of

Credit. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.

         Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Administrative Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

         Section 9.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.9(b) or under Section 9.2 or 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

            (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Collateral Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Administrative Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall promptly release to the Borrower any remaining amounts held in the Collateral Account.

         Section 9.5. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

         Section 9.6. Expenses. The Borrower agrees to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys' fees (including allocated costs of in-house counsel) and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses arising in connection with a proceeding under the United States Bankruptcy
Code).

SECTION 10. CHANGE IN CIRCUMSTANCES.

         Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Lender to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Lender shall promptly give notice thereof to the Borrower and such Lender's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Lender to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Lender under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Lender by means of Base Rate Loans from such Lender, which Base Rate Loans shall not be made ratably by the Lenders but only from such affected Lender.

         Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

                   (a) the Administrative Agent determines that deposits in U.S.
            Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

                   (b) the Required Lenders advise the Administrative Agent that
            (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make Eurodollar Loans shall be suspended.

         Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                   (i) shall subject any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Fixed Rate Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Lender (or its Lending Office) of the principal of or interest on its Fixed Rate Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Fixed Rate Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Fixed Rate Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                   (ii) shall impose, modify or deem applicable any reserve,
            special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Fixed Rate Loans any such requirement included in an applicable Fixed Rate Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the interbank market any other condition affecting its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Fixed Rate Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Fixed Rate Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

            (b) If, after the date hereof, any Lender or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) A certificate of a Lender claiming compensation under this
Section 10.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         Section 10.4. Lending Offices. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. To the extent reasonably possible, a Lender shall designate an alternative branch or funding office with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Section 10.3 hereof or to avoid the unavailability of Eurodollar Loans under Section 10.2 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

         Section 10.5. Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder, including, without limitation, under
Section 1.12 hereof, with respect to Eurodollar Loans shall be made as if each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 11. THE ADMINISTRATIVE AGENT.

         Section 11.1. Appointment and Authorization of Administrative Agent. Each Lender hereby appoints Harris Trust and Savings Bank as the Administrative Agent under the Loan Documents and hereby authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Administrative Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Borrower or any Guarantor or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Administrative Agent or any of the Lenders except as expressly set forth herein.

         Section 11.2. Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise or refrain from exercising such rights and power as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Loan Documents. The term "Lender" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Lender. References in
Section 1 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Lender.

         Section 11.3. Action by Administrative Agent. If the Administrative Agent receives from the Parent or the Borrower a written notice of an Event of Default pursuant to Section 8.5(m) hereof, the Administrative Agent shall promptly give each of the Lenders written notice thereof. The obligations of the Administrative Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and
9.5. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Lender or the Parent or the Borrower. In all cases in which the Loan Documents do not require the Administrative Agent to take specific action, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Lenders, or of any other group of Lenders called for under the specific provisions of the Loan Documents, shall be binding upon all the Lenders and the holders of the Obligations.

         Section 11.4. Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 11.5. Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (a) with the consent

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or at the request of the Required Lenders or (b) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Parent, the Borrower or any other Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Lender acknowledges that it has independently and without reliance on the Administrative Agent or any other Lender, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Parent, the Borrower and their Subsidiaries, and the Administrative Agent shall have no liability to any Lender with respect thereto.

         Section 11.6. Indemnity. The Lenders shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Lenders under this Section shall survive termination of this Agreement. The Administrative Agent shall be entitled to offset amounts received for the account of a Lender under this Agreement against unpaid amounts due from such Lender to the Administrative Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent by any Lender arising outside of this Agreement.

         Section 11.7. Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders

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and the Borrower. Upon any such resignation of the Administrative Agent, the
Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be any Lender hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent under the Loan Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, but no successor Administrative Agent shall in any event be liable or responsible for any actions of its predecessor. If the Administrative Agent resigns and no successor is appointed, the rights and obligations of such Administrative Agent shall be automatically assumed by the Required Lenders and (a) the Borrower shall be directed to make all payments due each Lender hereunder directly to such Lender and (b) the Administrative Agent's rights in the Collateral Documents shall be assigned without representation, recourse, or warranty to the Lenders as their interests may appear.

         Section 11.8. L/C Issuer. Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. Each L/C Issuer shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 11 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 11, included such L/C Issuer with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to such L/C Issuer.

         Section 11.9. Hedging Agreements. By virtue of a Lender's execution of this Agreement or an assignment agreement pursuant to Section 13.12 hereof, as the case may be, any Affiliate of such Lender with whom the Borrower, or any Subsidiary has entered into an agreement creating Hedging Liability shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral and the guaranties as more fully set forth in other provisions hereof.

         Section 11.10. Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as "syndication agents", "documentation agents", "arrangers", or other designations for purposes hereto, but such designation shall have no

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substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties, or responsibilities as a result thereof.

SECTION 12. THE GUARANTY.

         Section 12.1. The Guaranty. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parent and each of its direct and indirect Domestic Subsidiaries, except Renaissance (individually each a "Guarantor" and collectively the "Guarantors"), hereby unconditionally and irrevocably guarantee jointly and severally to the Administrative Agent, the Lenders, and each other holder of any of the Obligations or Hedging Liability,
(x) the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof, and (y) the due and punctual payment of all present and future Hedging Liability as and when the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise, according to the terms thereof, provided that the Borrower shall not be understood to be a Guarantor of any Obligations or Hedging Liability with respect to which it is the primary obligor. In case of failure by the Borrower punctually to pay any indebtedness or other Obligations guaranteed hereby (after giving effect to any applicable cure periods), each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

         Section 12.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                   (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

                   (b) any modification or amendment of or supplement to this
            Agreement or any other Loan Document;

                   (c) any change in the corporate existence, structure or
            ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other guarantor contained in any Loan Document;

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                   (d) the existence of any claim, set-off or other rights which the Borrower or any other guarantor may have at any time against the Administrative Agent, any Lender or any other Person, whether or not arising in connection herewith;

                   (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other guarantor or any other Person or Property;

                   (f) any application of any sums by whomsoever paid or
            howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

                   (g) any invalidity or unenforceability relating to or against the Borrower or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents; or

                   (h) any other act or omission to act or delay of any kind by the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.

         Section 12.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of any guarantor, or otherwise, each Guarantor's obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         Section 12.4. Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by the Borrower hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

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         Section 12.5. Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender or any other Person against the Borrower, another guarantor or any other Person.

         Section 12.6. Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor's obligations under this Section 12 void or voidable under applicable law, including without limitation fraudulent conveyance law.

         Section 12.7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

SECTION 13. MISCELLANEOUS.

         Section 13.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by the Borrower or any Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or any Guarantor is domiciled, any jurisdiction from which the Borrower or any Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or any Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Borrower or any Guarantor shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

            (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code). Thereafter and from time to time, each Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations. Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person.

            (c) Inability of Lender to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         Section 13.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent or any Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the Lenders and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 13.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in

                                      -71-
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effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

         Section 13.4. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 13.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 13.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders of amounts sufficient to protect the yield of the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.12, 10.3 and 13.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

         Section 13.7. Sharing of Set-Off. Each Lender agrees with each other Lender a party hereto that if such Lender shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Lenders, then such Lender shall purchase for cash at face value, but without recourse, ratably from each of the other Lenders such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Lenders (or interest therein) as shall be necessary to cause such Lender to share such excess payment ratably with all the other Lenders; provided, however, that if any such purchase is made by any Lender, and if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the L/C Issuer in connection with Reimbursement Obligations in which Lenders have been required to fund their participation shall be treated as amounts owed to or recovered by the L/C Issuer as a Lender hereunder.

         Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Lenders and the Administrative Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower to:

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

                           Florists' Transworld Delivery, Inc.
                           3113 Woodcreek Drive
                           Downers Grove, IL  60515
                           Attention:       Randall Twyman
                           Telephone:       (630) 724-6715
                           Telecopy:        (630) 724-6245

                           with a copy:

                           Attention:       Jon Burney
                           Telephone:       (630) 724-6729
                           Telecopy:        (630) 719-6083

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

         Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

         Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower and the Guarantors may not assign any of their rights or obligations under any Loan Document without the written consent of all of the Lenders.

         Section 13.11. Participants. Each Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Lender at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Lender of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Administrative Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the Guarantors under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Lender will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an

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interest. Any party to which such a participation has been granted shall have the benefits of Section 1.12 and Section 10.3 hereof. The Parent and the Borrower authorize each Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to the Parent, the Borrower or any other Subsidiary.

         Section 13.12. Assignments. (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment, (i) unless the assigning Lender is assigning all of its Commitments, outstanding Loans and interests in Letters of Credit Obligations, the assigning Lender shall retain at least $5,000,000 in unused Commitments, outstanding Loans and interests in Letters of Credit, (ii) the assignee Lender shall have Commitments, outstanding Loans and interests in Letters of Credit of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit F or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender, (iv) the Swing Loans and Swing Line Commitment shall only be assigned (if at all) in total and (v) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement. Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Borrower shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to the Borrower its old Notes. The Borrower authorizes each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in Letters of Credit owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower or any Subsidiary.

            (b) Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, that the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

            (c) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Revolving Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Designating Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or any other payment or performance obligation with respect to its Revolving Credit Commitment hereunder or with respect to any Revolving Loan made by an SPV pursuant to an option to make such Revolving Loan granted pursuant hereto. The making of a Revolving Loan by an SPV hereunder shall utilize the Revolving Credit Commitment of the Designating Lender to the same extent, and as if, such Revolving Loan were made by such Designating Lender.

            (d) As to any Revolving Loans or portions thereof made by it, each SPV shall have all the rights that a Lender making such Revolving Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any other Loan Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Revolving Credit Note shall be required to evidence the Revolving Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Revolving Credit Note as agent for such SPV to the extent of the Revolving Loans or portions thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

            (e) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable, provided that the Designating Lender which grants options to make Revolving Loans to such SPV shall be liable for such amounts as set forth in clause (c)(iii), above. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

            (f) In addition, notwithstanding anything to the contrary contained in this Section 13.12 or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Revolving Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Revolving Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV.

         Section 13.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

                   (i) no amendment or waiver pursuant to this Section 13.13
            shall (A) increase any Commitment of any Lender without the consent of such Lender, (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder, or (C) amend any provision of clauses (c), (d),
            (e) or (f) of Section 13.12 hereof without the written consent of any Designating Lender affected thereby; and

                   (ii) no amendment or waiver pursuant to this Section 13.13 shall, unless signed by each Lender, change the definitions of Termination Date or Required Lenders, change the provisions of this
            Section 13.13, release any material Guarantor or all or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Lenders required to take any action hereunder or under any other Loan Document.

         Section 13.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 13.15. Costs and Expenses; Indemnification. (a) The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any reasonable fees and charges suffered or incurred by the Administrative Agent in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches. The Borrower further agrees to indemnify the Administrative Agent, each Lender, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Administrative Agent or a Lender at any time, shall reimburse the Administrative Agent or such Lender for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

            (b) The Borrower unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, the Administrative Agent and the Lenders for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its Property (whether owned or leased), and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower or any Subsidiary made herein or in any other Loan Document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of the party claiming indemnification. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Administrative Agent and the Lenders directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

         Section 13.16. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower or such Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of the Borrower or such Guarantor, whether or not matured, against and on account of the Obligations of the Borrower or such Guarantor to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or
(b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         Section 13.17. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

         Section 13.18. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

         Section 13.19. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

         Section 13.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control,
(b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower's Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower's Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower's Obligations had the rate of interest not been limited to the Maximum Rate during such period.

         Section 13.21. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

         Section 13.22. Lender's Obligations Several. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity.

         Section 13.23. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers, all as of the date first above written.

                                    BORROWER

                                  FLORISTS' TRANSWORLD DELIVERY, INC.


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------


                                  GUARANTORS

                                  IOS BRANDS CORPORATION


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------


                                  VALUE NETWORK SERVICE, INC.


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------


                                  FTD HOLDINGS, INCORPORATED


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------

                                  FTD INTERNATIONAL CORPORATION


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------

                                  LENDERS

                                  HARRIS TRUST AND SAVINGS BANK, in its
                                     individual capacity as a Lender and as
                                     Administrative Agent


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------

                                  Address:
                                    111 West Monroe Street
                                    Chicago, Illinois  60603
                                    Attention:     Kirby M. Law
                                    Telecopy:      (312) 461-5225
                                    Telephone:     (312) 461-2735


                                  U.S. BANK NATIONAL ASSOCIATION


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------

                                  Address:
                                    777 East Wisconsin, Mail Drop MK-FC-GLCB
                                    Milwaukee, Wisconsin  53202
                                    Attention:     Brett Justman
                                    Telecopy:      (414) 765-4632
                                    Telephone:     (414) 765-6149

                                  KEY BANK, N.A.


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------

                                  Address:
                                    127 Public Square, NE 6th Floor
                                    Cleveland, Ohio  44114
                                    Attention:     Frank Jancar
                                    Telecopy:      (216) 689-4981
                                    Telephone:     (216) 689-4442

                                  MICHIGAN NATIONAL BANK


                                  By
                                     ---------------------------------------
                                    Name
                                         -----------------------------------
                                    Title
                                          ----------------------------------

                                  Address:
                                    2600 West Big Beaver Road, 2nd Floor
                                    Troy, Michigan  48084
                                    Attention:     Annette Gordon
                                    Telecopy:      (248) 822-5748
                                    Telephone:     (248) 822-5705

                                    EXHIBIT A

                            NOTICE OF PAYMENT REQUEST

                                     [Date]

[Name of Lender]
[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of September 27, 2001, among Florists' Transworld Delivery, Inc., the Guarantors, the Lenders party thereto, and Harris Trust and Savings Bank, as Administrative Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $____________. Your Revolver Percentage of the unpaid Reimbursement Obligation is $_____________] or [__________________________ has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $_______________. Your Revolver Percentage of the returned Reimbursement Obligation is $_______________.]

                                       Very truly yours,

                                       HARRIS TRUST AND SAVINGS BANK, as L/C
                                           Issuer



                                       By
                                          -----------------------------------
                                         Name
                                              -------------------------------
                                         Title
                                               ------------------------------

                                    EXHIBIT B

                               NOTICE OF BORROWING

                                                       Date:  ____________, ____

To: Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Credit Agreement dated as of September 27, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Florists' Transworld Delivery, Inc., the Guarantors, certain Lenders which are signatories thereto, and Harris Trust and Savings Bank, as Administrative Agent

Ladies and Gentlemen:

         The undersigned, Florists' Transworld Delivery, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section
1.5 of the Credit Agreement, of the Borrowing specified below:

               1. The Business Day of the proposed Borrowing is ___________,
         ____.

               2. The aggregate amount of the proposed Borrowing is $______________.

               3. The Borrowing is being advanced under the Revolving Credit.

               4. The Borrowing is to be comprised of $___________ of [Base Rate] [Eurodollar] Loans.

              [5. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be ____________ months.]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

               (a) the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

               (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

                                       FLORISTS' TRANSWORLD DELIVERY, INC.


                                       By
                                          -----------------------------------
                                         Name
                                              -------------------------------
                                         Title
                                               ------------------------------

                                    EXHIBIT C

                        NOTICE OF CONTINUATION/CONVERSION

                                                       Date:  ____________, 20__

To: Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Credit Agreement dated as of September 27, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement"), among Florists' Transworld Delivery, Inc., the Guarantors, certain Lenders which are signatories thereto, and Harris Trust and Savings Bank, as Administrative Agent

Ladies and Gentlemen:

         The undersigned, Florists' Transworld Delivery, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section
1.5 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

               1. The conversion/continuation Date is __________, ____.

               2. The aggregate amount of the Revolving Loans to be [converted] [continued] is $______________.

               3. The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

               4. [If applicable:] The duration of the Interest Period for the Revolving Loans included in the [conversion] [continuation] shall be _________ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

               (a) the representations and warranties of the Borrower contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurodollar Loan to a Base Rate Loan; and

               (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

                                       FLORISTS' TRANSWORLD DELIVERY, INC.


                                       By
                                          -----------------------------------
                                         Name
                                              -------------------------------
                                         Title
                                               ------------------------------

                                   EXHIBIT D-1

                                 REVOLVING NOTE

U.S. $_______________                                         September 27, 2001

         FOR VALUE RECEIVED, the undersigned, Florists' Transworld Delivery, Inc., a Michigan corporation (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, as Administrative Agent, in Chicago, Illinois, in immediately available funds, the principal sum of _______________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of September 27, 2001, among the Borrower, the Guarantors, Harris Trust and Savings Bank, as Administrative Agent and the Lenders party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       FLORISTS' TRANSWORLD DELIVERY, INC.


                                       By
                                          -----------------------------------
                                         Name
                                              -------------------------------
                                         Title
                                               ------------------------------

                                   EXHIBIT D-2

                                 SWING LINE NOTE

                                                              September 27, 2001

         FOR VALUE RECEIVED, the undersigned, Florists' Transworld Delivery, Inc., a Michigan corporation (the "Borrower"), hereby promises to pay to the order of Harris Trust and Savings Bank (the "Lender") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, as Administrative Agent, in Chicago, Illinois, in immediately available funds, an amount equal to the aggregate unpaid principal amount of all Swing Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Swing Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         This Note is the Swing Line Note referred to in the Credit Agreement dated as of September 27, 2001, among the Borrower, the Guarantors, Harris Trust and Savings Bank, as Administrative Agent and the Lenders party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       FLORISTS' TRANSWORLD DELIVERY, INC.


                                       By
                                          -----------------------------------
                                         Name
                                              -------------------------------
                                         Title
                                               ------------------------------

                                    EXHIBIT E

                       FLORISTS' TRANSWORLD DELIVERY, INC.

                             COMPLIANCE CERTIFICATE

To:      Harris Trust and Savings Bank, as
         Administrative Agent under, and the Lenders party to, the Credit Agreement described below

         This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Credit Agreement dated as of September 27, 2001 among Florists' Transworld Delivery, Inc., IOS Brands Corporation, the Guarantors party thereto, the Lenders and yourselves, as Administrative Agent for the Lenders (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected ____________ of Florists' Transworld Delivery, Inc.;

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent, the Borrower and the Subsidiaries [and FTD.COM] during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

         4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby; and

         5. The Schedule I hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event;

         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------
         -----------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________, 20___.

                                       FLORISTS' TRANSWORLD DELIVERY, INC.


                                       By
                                          -----------------------------------
                                         Name
                                              -------------------------------
                                         Title
                                               ------------------------------

                                   SCHEDULE I
                            TO COMPLIANCE CERTIFICATE

                       FLORISTS' TRANSWORLD DELIVERY, INC.

                             COMPLIANCE CALCULATIONS
               FOR CREDIT AGREEMENT DATED AS OF SEPTEMBER 27, 2001

                    CALCULATIONS AS OF _____________, 20___

================================================================================

A.       Total Funded Debt to EBITDA (Section 8.22)

         1.       Total Funded Debt                                                                $___________

         2.       Net Income for past 4 quarters                                                   $___________

         3.       Interest Expense for past 4 quarters                                             $___________

         4.       Income taxes for past 4 quarters                                                 $___________

         5.       Depreciation and Amortization Expense for past 4 quarters                        $___________

         6.       Plus/minus extraordinary non-cash losses/gains                                   $___________

         7.       Other adjustments (see definition of EBITDA)                                     $___________

         8.       Sum of Lines A2, A3, A4, A5, A6 and A7 ("EBITDA")                                $___________

         9.       Ratio of Line A1 to A8                                                            ____: 1.0

         10.      Line A9 ratio must not exceed                                                     ____: 1.0

         11.      The Parent is in compliance (circle yes or no)                                      yes/no

B.       Consolidated Net Worth (Section 8.23(a))

         1.       Consolidated Net Worth                                                           $___________

         2.       Line B1 shall not be less than                                                   $___________

         3.       The Parent is in compliance (circle yes or no)                                      yes/no

C.       Net Worth of FTD.COM (Section 8.23(b))

         1.       Net Worth                                                                        $___________

         2.       Line C1 shall not be less than                                                      $0.00

         3.       FTD.COM is in compliance (circle yes or no)                                         yes/no

D.       Fixed Charge Coverage Ratio (Section 8.24)

         1.       EBITDA (Line A8 above), less Capital Expenditures                                $___________

         2.       Principal payments for past 4 quarters                                           $___________

         3.       Income taxes for past 4 quarters (annualized, if applicable, per
                  definition of "Fixed Charges")                                                   $___________

         4.       Interest Expense for past 4 quarters                                             $___________

         5.       Restricted Payments for past 4 quarters                                          $___________

         6.       Sum of Lines D2, D3, D4 and D5                                                   $___________

         7.       Ratio of Line D1 to Line D6                                                       ____: 1.0

         8.       Line D7 ratio must not be less than                                               ____: 1.0

         9.       The Parent is in compliance (circle yes or no)                                      yes/no

                                    EXHIBIT F

                            ASSIGNMENT AND ACCEPTANCE

                          Dated _____________, 20_____

         Reference is made to the Credit Agreement dated as of September 27, 2001 (the "Credit Agreement") among Florists' Transworld Delivery, Inc., the Guarantors, the Lenders (each as defined in the Credit Agreement) and Harris Trust and Savings Bank, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         ______________________________________________________ (the "Assignor")
and _________________________ (the "Assignee") agree as follows:

                    1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations.

                    2. The Assignor (i) represents and warrants that as of the date hereof (A) its Revolving Credit Commitment is $_______________,
         (B) the aggregate outstanding principal amount of Loans made by it under the Credit Agreement that have not been repaid is $___________ and a description of the interest rates and interest periods of such Loans is attached as Annex 1 hereto, and (C) the aggregate principal amount of Assignor's Percentage of outstanding L/C Obligations is $___________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                    3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to Section 8.5(a) and (b) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its lending office (and address for notices) the offices set forth beneath its name on the signature pages hereof.

                    4. As consideration for the assignment and sale contemplated in Annex 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds an amount equal to $________________(*). It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                    5. The effective date for this Assignment and Acceptance shall be ___________, 20___ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and, if required, the relevant Borrower.

                    6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                    7. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

--------
(*) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

                   8. In accordance with Section 13.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver to the Assignee the relevant Notes payable to the Assignee in the amount of its Commitments and new Notes to the Assignor in the amount of its Commitments after giving effect to this assignment.

                   9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                       [Assignor Lender]


                                       By
                                           -----------------------------------
                                           Name
                                               -------------------------------
                                           Title
                                                ------------------------------

                                       [Assignee Lender]


                                       By
                                           -----------------------------------
                                           Name
                                               -------------------------------
                                           Title
                                                ------------------------------

                                       Lending office (and address for notices):

Accepted and consented this
____ day of _________, 2001

FLORISTS' TRANSWORLD DELIVERY, INC.


By
    -----------------------------------
    Name
        -------------------------------
    Title
         ------------------------------

Accepted and consented to by the Administrative Agent this _______ day of ____________, 2001

HARRIS TRUST AND SAVINGS BANK,
    as Administrative Agent


By
    -----------------------------------
    Name
        -------------------------------
    Title
         ------------------------------

                                     ANNEX I

                          TO ASSIGNMENT AND ACCEPTANCE

PRINCIPAL AMOUNT         TYPE OF LOAN         INTEREST RATE         MATURITY DATE


                                    EXHIBIT G

                         ADDITIONAL GUARANTOR SUPPLEMENT

                                                             ______________, ___

HARRIS TRUST AND SAVINGS BANK, as
    Administrative Agent for the Lenders
    named in the Credit Agreement dated
    as of September 27, 2001, among
    Florists' Transworld Delivery, Inc.,
    as Borrower, the Guarantors referred
    to therein, the Lenders from time to
    time party thereto, and the
    Administrative Agent (the "Credit
    Agreement")

Ladies and Gentlemen:

         Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

         The undersigned, [NAME OF SUBSIDIARY GUARANTOR], a [JURISDICTION OF INCORPORATION OR ORGANIZATION] hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in
Section 6 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

         Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                       Very truly yours,

                                       [NAME OF SUBSIDIARY GUARANTOR]

                                       By
                                           -----------------------------------
                                           Name
                                               -------------------------------
                                           Title
                                                ------------------------------

                                   SCHEDULE 1

                                   COMMITMENTS

                             REVOLVING CREDIT          REVOLVING CREDIT          REVOLVING CREDIT         REVOLVING CREDIT
                            COMMITMENT FROM AND      COMMITMENT FROM AND       COMMITMENT FROM AND      COMMITMENT FROM AND
                            INCLUDING THE DATE     INCLUDING JUNE 30, 2002   INCLUDING JUNE 30, 2003    INCLUDING JUNE 30,
                            HEREOF THROUGH AND      THROUGH AND INCLUDING     THROUGH AND INCLUDING       2004 AND AT ALL
     NAME OF LENDER       INCLUDING JUNE 29, 2002       JUNE 29, 2003             JUNE 29, 2004          TIMES THEREAFTER
Harris Trust and                $25,000,000              $23,437,500               $20,312,500               $17,187,500
Savings Bank

U.S. Bank National              $20,000,000              $18,750,000               $16,250,000               $13,750,000
Association

Key Bank, N.A.                  $20,000,000              $18,750,000               $16,250,000               $13,750,000

Michigan National Bank          $15,000,000              $14,062,500               $12,187,500               $10,312,500

Total                           $80,000,000              $75,000,000               $65,000,000               $55,000,000

                                  SCHEDULE 1.2

                           EXISTING LETTERS OF CREDIT

                                  SCHEDULE 6.2

                                  SUBSIDIARIES

                                      JURISDICTION OF             PERCENTAGE
             NAME                       ORGANIZATION               OWNERSHIP                   OWNER
Florists' Transworld                      Michigan                    100%             IOS BRANDS Corporation
Delivery, Inc.

Florists' Transworld Delivery             Ontario,                    100%              Florists' Transworld
Association of Canada Limited              Canada                                          Delivery, Inc.

Value Network Service, Inc.               Delaware                    100%             IOS BRANDS Corporation

FTD Holdings, Incorporated                Delaware                    100%              Florists' Transworld
                                                                                           Delivery, Inc.

FTD.COM INC.                              Delaware                    83%*              Florists' Transworld
                                                                                           Delivery, Inc.

Florists Transworld Delivery            Mexico, D.F.                  100%               FTD International
de Mexico, S. de R.L. de C.V.                                                               Corporation

FTD International Corporation             Delaware                    100%             IOS BRANDS Corporation

Renaissance Greeting Cards, Inc.           Maine                      100%           FTD Holdings, Incorporated

         FTD.COM has issued shares of Class A and Class B Common Stock. Shares of Class A Common Stock are entitled to one vote on each matter to be voted on at a meeting of shareholders and shares of Class B Common Stock are entitled to ten votes on each matter be voted on at a meeting of shareholders. The shares owned by Florists' Transworld Delivery, Inc. are shares of Class B Common Stock. As of the close of business on September 24, 2001, there were 8,206,743 shares of Class A Common Stock and 40,395,000 shares of Class B Common Stock outstanding.

                                  SCHEDULE 8.7

                         PERMITTED EXISTING INDEBTEDNESS

Reimbursement obligations of the Borrower to Bank One, NA with respect to four standby letters of credit in an aggregate stated amount of $1,200,000 (the "Bank One LCs"). The Bank One LCs were, prior to the execution of the Credit Agreement, replaced by letters of credit issued by Michigan National Bank and shown on Schedule 1.2 hereof. As soon as the beneficiaries of the Bank One LCs return them to Bank One, all reimbursement obligations of the Borrower with respect to the Bank One LCs will be terminated. The Borrower has agreed to cause this to happen within 30 days of the Closing Date.

                                  SCHEDULE 8.8

                            PERMITTED EXISTING LIENS

         DEBTOR: FLORISTS TRANSWORLD DELIVERY, INC.

Jurisdiction                 Indices          Date       File No.          Secured Party                Collateral/Comments
------------                 -------          ----       --------          -------------                -------------------
  ILLINOIS

    Sec. of State               UCC          2/11/99      3988170           Varilease Corporation        Equipment lease
    through 8/16/01                          2/22/99      3992497
                                             3/23/99      4009103

                                UCC          5/10/99      4033029           Fleet Business Credit        Assignment of Varilease
                                ASSIGN                                      Corporation                  file #4009103

                                UCC          9/02/99      4089328           Dell Financial Services,     Equipment lease
                                                                            N.A.

                                UCC          10/04/99     4103200           General Electric Capital     Equipment lease
                                                                            Corporation

                                UCC          6/23/00      4231116           Hewlett-Packard Company      Equipment lease
                                             7/27/00      4244610
                                             12/08/00     4308647
                                             12/11/00     4309437
                                             12/21/00     4314019
                                             1/24/01      4329137
                                             1/24/01      4329140
                                             4/09/01      4367318

  MICHIGAN

    Sec. of State               UCC          1/12/01      20756C            Hewlett-Packard Company      Equipment lease
    through 8/22/01

  OHIO

    Sec. of State               UCC          12/16/00     AP307591          Hewlett-Packard Company      Equipment lease
    through 6/15/01
                                                                            Hewlett-Packard Company

                                UCC          12/21/00     AP301693                                       Equipment lease

         The Lien of Bank One, NA on a deposit account of the Borrower with Bank One, NA securing the Borrower's reimbursement obligations with respect to the Bank One LCs described in Schedule 8.7.

                                  SCHEDULE 8.9

                         PERMITTED EXISTING INVESTMENTS

A.       IOS Brands Corporation
         None

B.       Florists' Transworld Delivery, Inc.
         1.   Holds a 33% interest in Interflora, Inc.
         2. Officer Note - Robert L. Norton dated November 11, 1998. Principal balance outstanding at September 21, 2001 is $200,000.
         3.   Officer Note - Robert L. Norton dated October 29, 1999. Principal balance outstanding at September 21, 2001 is $108,000.
         4.   Officer Note - Mike Soenen dated August 22, 2000. Principal balance outstanding at September 21, 2001 is $100,000.
         5. Officer Note - Robert L. Norton dated October 30, 2000. Principal balance outstanding at September 21, 2001 is $94,000.
         6. Officer Note - Francis C. Piccirillo dated October 30, 2000. Principal balance outstanding at September 21, 2001 is $47,000.
         7. Officer Note - Fred Johnson dated October 30, 2000. Principal balance outstanding at September 21, 2001 is $47,000.
         8. Officer Note - Robert L. Norton dated June 12, 2001. Principal balance outstanding at September 21, 2001 is $308,000.
         9. Officer Note - Francis C. Piccirillo dated June 12, 2001. Principal balance outstanding at September 21, 2001 is $88,000.
         10. Officer Note - Tim Rasmussen dated June 12, 2001. Principal balance outstanding at September 21, 2001 is $66,000.
         11. Officer Note - Francis Piccirillo dated July 1, 2001. Principal balance outstanding at September 21, 2001 is $47,000.
         12. Officer Note - Fred Johnson dated July 1, 2001. Principal balance outstanding at September 21, 2001 is $47,000.

C.       Florists' Transworld Delivery Association of Canada, LTD.
         None

D.       Value Network Service, Inc.
         None

E.       FTD Holdings, Incorporated
         None

F.       Florists' Transworld Delivery de Mexico, S. de R.L. de C.V.
         None

G.       FTD International Corporation
         None

H.       Renaissance Greeting Cards, Inc.
         None